BD DEFERRED COMPENSATION AND RETIREMENT BENEFIT RESTORATION PLAN
Effective May 1, 2020

Page

(continued)
Page

(continued)
Page

BD DEFERRED COMPENSATION AND RETIREMENT BENEFIT RESTORATION PLAN
Amended and Restated as of May 1, 2020
FOREWORD
Effective as of August 1, 1994 (the “Effective Date”), Becton, Dickinson and Company (the “Company”) adopted the Becton, Dickinson and Company Salary and Bonus Deferral Plan (the “Plan”) for the benefit of certain of its employees. The Plan is intended to be an unfunded plan of deferred compensation primarily for the benefit of a select group of management and highly compensated employees. To the extent that the Plan permits the voluntary deferral of bonuses, the Plan is intended to amend and replace the Bonus Deferral Option of the Becton, Dickinson and Company Executive Bonus Plan.
The purpose of the Plan is to permit those employees of the Company who are part of a select group of management or highly compensated employees to defer, pursuant to the provisions of the Plan, a portion of the salaries, bonuses and other remuneration (including certain equity-based compensation) otherwise payable to them.
Effective as of August 15, 1996, the Board of Directors of the Company amended the Plan to permit Participants to have their deferred salaries or deferred bonuses considered to be invested in Common Stock of the Company, to permit those Participants to vote a number of shares of Common Stock equal to the number considered to be held for their benefit under the Plan, and for certain other purposes.
Effective as of November 1, 2001, the Plan was amended and restated to rename the Plan as the Becton, Dickinson and Company Deferred Compensation Plan, and to modify the deferral opportunities and the distribution and withdrawal options under the Plan, and to make certain other modifications deemed desirable.
Effective as of March 22, 2004, the Plan was amended and restated to permit Participants to defer certain equity-based compensation awarded under the Becton, Dickinson and Company Stock Award Plan (the “Stock Award Plan”) and the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan (the “Equity-Based Compensation Plan”).
Effective as of January 1, 2005, the Plan was amended (in operation and through various separate amendments and related documents) in several respects to comply with the requirements of Code Section 409A. In addition, effective as of December 31, 2008, the Plan was further amended to: (1) consolidate the provisions of the Becton, Dickinson and Company Retirement Benefit Restoration Plan with this Plan (reflecting the consolidated administration of the two plans); and (2) bring the consolidated Plan into compliance with the written plan requirements of Code Section 409A. Notwithstanding any provision to the contrary in this Plan, each provision in this Plan shall be interpreted to permit the deferral of compensation in accordance with Code Section 409A, and any provision that would conflict with such requirements shall not be valid or enforceable.

Effective as of October 1, 2009, the Plan was amended to allow Participants to change their Investment Elections on a daily basis.
Effective as of January 1, 2010, the Plan was amended to limit future hypothetical investment in Common Stock.
Effective as of January 1, 2013, the Plan was amended to reflect the conversion of certain Participants’ Retirement Plan benefits from being calculated using the final average pay formula under the Retirement Plan to being calculated using the cash balance formula under the Retirement Plan and to reflect certain administrative practices.
Effective as of January 1, 2014, the Plan was amended to reflect certain design changes related to Plan eligibility. In addition, effective for deferrals made on and after January 1, 2014, the Plan was amended to reflect certain changes related to deferral elections and Company Matching Credits.
Effective as of January 1, 2016, the Plan was amended to clarify certain changes related to deferral elections and Company Matching Credits.
Effective as of January 1, 2017, the Plan was amended and restated to rename the Plan as the BD Deferred Compensation and Retirement Benefit Restoration Plan, to eliminate the 15-year annual installment distribution option with respect to amounts deferred on or after January 1, 2017, and to clarify the eligibility to receive certain in-kind distributions of Common Stock of the Company. In addition, effective as of January 1, 2017, the CareFusion Corporation Deferred Compensation Plan was merged into the Plan.
Effective as of January 1, 2018, the Plan was amended and restated to limit eligibility for Restoration Plan Benefits and to add an annual non-elective Company crediting allocation for eligible Participants who are eligible for 401(k) Plan Non-Elective Contributions and whose Total Eligible Compensation during the applicable year exceeds the limitation on compensation required under Code Section 401(a)(17).
Effective as of January 1, 2019, the Plan was amended and restated to reflect the addition of
C. R. Bard, Inc. as a participating employer in the Plan, and to incorporate certain amendments that became effective in 2018.
Effective as of May 1, 2020, the Plan was amended and restated to incorporate certain amendments to the Plan that became effective in 2020.

ARTICLE I.
Definitions
Section i.“401(k) Plan”
means the BD 401(k) Plan.
Section ii.“401(k) Plan Non-Elective Contributions”
means Company Non-Elective Contributions (as defined in the 401(k) Plan).
Section iii.“Account” or “Accounts”
means the bookkeeping account or accounts established under the Plan, if any, on behalf of a Participant and includes earnings credited thereon or losses charged thereto.
Section iv.“Agreement”
means an agreement entered into between an Eligible Employee and the Company, as agreed to by the Compensation and Benefits Committee of the Board of Directors of the Company (or any committee successor thereto), to participate in the provisions of this Plan related to Restoration Plan benefits and delineating certain terms and conditions with respect to such participation including (but not limited to) the benefits (if any) that are to be provided to the Eligible Employee in lieu of or in addition to the benefits described under the terms of this Plan.
Section v.“Annual Open Enrollment Period”
means the annual period designated by the Committee, which ends not later than the December 31 of a Plan Year, during which a Participant may make or change deferral and/or distribution elections under this Plan.
Section vi.“Base Salary”
means the base salary or wages otherwise taken into account under the 401(k) Plan, determined in accordance with the provisions of such plan, but without regard to the limitation on compensation otherwise required under Code Section 401(a)(17), and without regard to any deferrals of the foregoing of compensation under this or any other plan of deferred compensation maintained by the Company.
Section vii.“Beneficiary” or “Beneficiaries”
means the beneficiary or beneficiaries who, pursuant to the provisions of this Plan, is or are to receive the amount, if any, payable under this Plan upon the death of a Participant.
Section viii.“Board of Directors”

means the Board of Directors of the Company.
Section ix.“Bonus”
means the annual bonus payable under the Company’s Performance Incentive Plan, or any successor thereto.
Section x.“Change in Control”
of the Company means any of the following events:
(1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 1.10, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 1.10(3)(A), 1.10(3)(B) and 1.10(3)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof.
(2) Individuals who, as of April 24, 2000, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 24, 2000 whose election, or nomination for election as a director by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business

Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Section xi.“Code”
means the Internal Revenue Code of 1986, as amended, or any successor statute.
Section xii.“Committee”
means the Plan Administrative Committee, which is responsible for administering the Plan. The Committee shall consist of three or more employees of the Company as determined by, and appointed by, the Board of Directors. The Committee may delegate pursuant to a written authorization (including, by way of illustration, through a contract, memorandum, or other written delegation document) any or all of its responsibilities involving ongoing day-to-day administration or ministerial acts, as set forth in this Plan to one or more individuals or service-providers. In any case where this Plan refers to the Committee, such reference is deemed to be a reference to any delegate of the Committee appointed for such purpose.
Section xiii.“Common Stock”

means the common stock ($1.00 par value) of the Company, including any shares into which it may be split, subdivided or combined.
Section xiv.“Company”
means Becton, Dickinson and Company and any successor to such corporation by merger, purchase or otherwise.
Section xv.“Company Discretionary Credits”
means the amounts credited to a Participant’s Company Discretionary Credit Account, if any, pursuant to Section 3.5.
Section xvi.“Company Discretionary Credit Account”
means the bookkeeping account established under Section 3.5, if any, on behalf of a Participant and includes any earnings credited thereon or losses charged thereto pursuant to Article V.
Section xvii.“Company Matching Credits”
means the amounts credited to a Participant’s Company Matching Credit Account, if any, pursuant to Section 3.4.
Section xviii.“Company Matching Credit Account”
means the bookkeeping account established under Section 3.4, if any, on behalf of a Participant and includes any earnings credited thereon or losses charged thereto pursuant to Article V.
Section xix.“Company Non-Elective Credits”
means the amounts credited to a Participant’s Company Non-Elective Credit Account, if any, pursuant to Section 3.6.
Section xx.“Company Non-Elective Credit Account”
means the bookkeeping account established under Section 3.6, if any, on behalf of a Participant and includes any earnings credited thereon or losses charged thereto pursuant to Article V.
Section xxi.“Deferral Election”
means the Participant’s election to participate in this Plan and defer amounts eligible for deferral in accordance with the Plan terms. Except as the context otherwise requires, references herein to Deferral Elections include any subsequent modifications of a prior Deferral Election.

Section xxii.“Deferred Bonus”
means the amount of a Participant’s Bonus that such Participant has elected to defer until a later year pursuant to an election under Section 3.2.
Section xxiii.“Deferred Bonus Account”
means the bookkeeping account established under Section 3.2 on behalf of a Participant, and includes any earnings credited thereon or losses charged thereto pursuant to Article V.
Section xxiv.“Deferred Bonus Election”
means the election by a Participant under Section 3.2 to defer a portion of the Participant’s Bonus until a later year.
Section xxv.“Deferred Equity-Based Compensation”
means the amount of a Participant’s Equity-Based Compensation that such Participant has elected to defer until a later year pursuant to an election under Section 3.3.
Section xxvi.“Deferred Equity-Based Compensation Account”
means the bookkeeping account established under Section 3.3 on behalf of a Participant, and includes any earnings credited thereon or losses charged thereto pursuant to Section 5.3(b).
Section xxvii.“Deferred Equity-Based Compensation Election”
means the election by a Participant under Section 3.3 to defer a portion of the Participant’s Equity-Based Compensation.
Section xxviii.“Deferred Restoration Distribution”
means the amount of a Participant’s distributable Restoration Plan Benefit that such Participant has elected to defer under this Plan pursuant to an election under Section 3.7.
Section xxix.“Deferred Restoration Distribution Account”
means the bookkeeping account established under Section 3.7 on behalf of a Participant, and includes any earnings credited thereon or losses charged thereto pursuant to Article V.
Section xxx.“Deferred Restoration Distribution Election”
means the election by a Participant under Section 3.7 to defer all or a portion of the Participant’s distributable Restoration Plan Benefit.

Section xxxi.“Deferred Salary”
means the amount of a Participant’s Base Salary that such Participant has elected to defer until a later year pursuant to an election under Section 3.1.
Section xxxii.“Deferred Salary Account”
means the bookkeeping account established under Section 3.1 on behalf of a Participant, and includes any earnings credited thereon or losses charged thereto pursuant to Article V.
Section xxxiii.“Deferred Salary Election”
means the election by a Participant under Section 3.1 to defer until a later year a portion of his or her Base Salary.
Section xxxiv.“Deferred Stock Account”
means the bookkeeping account established under Section 5.3(b) on behalf of a Participant and includes, in addition to amounts stated in that Section, any Dividend Reinvestment Return credited thereon.
Section xxxv.“Deferred Stock Election”
means the election by a Participant under Section 5.3(b) to have applicable deferred amounts credited in the form of Common Stock to the Participant’s Deferred Stock Account.
Section xxxvi.“Disability”
means a Participant’s total disability as defined below and determined in a manner consistent with Code Section 409A and the regulations thereunder:
(i) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or
(ii) The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
A Participant will be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration.

Section xxxvii.“Disabled”
means that a Participant is totally and permanently disabled as defined in the Company’s Long-Term Disability Plan. With respect to payments of amounts in excess of a Participant’s Grandfathered Deferred Compensation Plan Deferrals or Grandfathered Restoration Plan Benefit on account of disability, the term “Disabled” means a disability that meets the standard for disability under Code Section 409A and the guidance issued thereunder.
Section xxxviii.“Dividend Reinvestment Return”
means the amounts which are credited to each Participant’s Deferred Stock Account pursuant to Section 5.3(b) to reflect dividends declared by the Company on its Common Stock.
Section xxxix.“Equity-Based Compensation”
means (i) November 24, 2003, awards granted under the Stock Award Plan and (ii) Restricted Stock Units, Performance Units, and Other Stock-Based Awards granted under Sections 7, 8, and 9 of the Equity-Based Compensation Plan, and does not include any such awards that qualify as vested stock, restricted stock, stock option awards, or stock appreciation rights.
Section xl.“Equity-Based Compensation Plan”
means the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan.
Section xli.“ERISA”
means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
Section xlii.“Fiscal Year”
means the fiscal year of the Company, which currently is the twelve-month period commencing on the first day of October and ending on the last day of September of the following calendar year.
Section xliii.“Grandfathered Deferred Compensation Plan Deferrals”
means amounts deferred under the terms of this Plan as in effect as of December 31, 2004 (and the earnings credited thereon before, on or after January 1, 2005) for which (i) the Participant had a legally binding right as of December 31, 2004, to be paid the amount, and (ii) such right to the amount was earned and vested as of December 31, 2004 and was credited to the Participant’s Account.

Section xliv.“Grandfathered Restoration Plan Benefit”
means amounts deferred under the terms of the Restoration Plan as in effect as of December 31, 2004 for which the Participant had a legally binding right as of December 31, 2004 and which amount was earned and vested as of December 31, 2004. The calculation of a Participant’s Grandfathered Restoration Plan Benefit shall equal the present value of the amount to which the Participant would have been entitled under the Restoration Plan if the Participant voluntarily terminated employment on December 31, 2004, and received a payment of the benefits available from the Restoration Plan on the earliest possible date allowed under the Restoration Plan to receive a payment of benefits following the termination of employment, and received the benefits in the form with the maximum value. Notwithstanding the foregoing, for any subsequent taxable year of the Participant, the Grandfathered Restoration Plan Benefit may increase to equal the present value of the benefit the Participant actually becomes entitled to, in the form and at the time actually paid, determined under the terms of the Restoration Plan, as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits (other than the Participant’s election with respect to the time or form of an available benefit). For purposes of calculating the present value of a benefit under this Section, actuarial assumptions and methods to be used will be the same as those used to value benefits under the Retirement Plan and shall otherwise be made in accordance with Reg. §1.409A-6(a)(3)(i).
Section xlv.“Group”
means the Company and any other company which is related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, as a trade or business under common control in accordance with Section 414(c) of the Code or any other entity to the extent it is required to be treated as part of the Group in accordance with Section 414(o) of the Code and any regulations thereunder, or any organization which is part of an affiliated service group in accordance with Section 414(m) of the Code. For the purposes under the Plan of determining whether or not a person is a Participant and the period of employment of such person, each such company shall be included in the “Group” only for such period or periods during which such other company is a member of the controlled group or under common control.
Section xlvi.“Investment Election”
means the Participant’s election to have deferred amounts credited with hypothetical earnings credits (or losses) that track the investment performance of the Investment Options and/or Common Stock in accordance with Article V.
Section xlvii.“Investment Options”

means those hypothetical targeted investment options designated by the Committee as measurements of the rate of return to be credited to (or charged against) amounts deferred to Participants’ Accounts.
Section xlviii. “Other Stock-Based Awards”
means awards granted under Section 9 of the Equity-Based Compensation Plan.
Section xlix.“Participant”
means a common law employee of the Company who meets the eligibility and participation requirements set forth in Article II.
Section l.“Performance Units”
means awards granted under Section 8 of the Equity-Based Compensation Plan.
Section li.“Plan”
means the BD Deferred Compensation and Retirement Benefit Restoration Plan as from time to time in effect. Previously, the terms of this Plan were determined under the terms of the Restoration Plan and the Becton, Dickinson and Company Deferred Compensation Plan (previously the Becton, Dickinson and Company Salary and Bonus Deferral Plan), which are hereby consolidated into a single document.
Section lii.“Plan Year”
means the calendar year.
Section liii.“Restricted Stock Units”
means Restricted Stock Units granted under Section 7 of the Equity-Based Compensation Plan.
Section liv.“Restoration Plan”
means the Becton, Dickinson and Company Retirement Benefit Restoration Plan, as amended and restated from time to time.
Section lv.“Restoration Plan Benefit”
means the Participant’s benefit described in Article IV of this Plan.
Section lvi.“Retirement Plan”
means the BD Retirement Plan, as it may be amended and restated from time to time.
Section lvii.“Retirement Plan Participating Employer”

means the Company or a member of the Group that has (i) adopted the Retirement Plan as of, or after, January 1, 2018 or (ii) adopted the Employees’ Retirement Plan of C. R. Bard, Inc. as of, or after, January 1, 2019.
Section lviii.“Separation from Service”
means a termination of employment or other separation from service from the Company as described in Code Section 409A and the regulations thereunder.
Section lix.“Specified Employee”
means a person identified in accordance with procedures adopted by the Committee that reflect the requirements of Code Section 409A(a)(2)(B)(i) and applicable guidance thereunder.
Section lx.“Spouse”
means the individual to whom the Participant is legally married on the date of death or other benefit commencement.
Section lxi.“Stock Award Plan”
means the Becton, Dickinson and Company Stock Award Plan as the same may be amended from time to time.
Section lxii.“Stock Trust”
means the Becton, Dickinson and Company Deferred Salary and Bonus Trust established as of August 15, 1996 between the Company and Wachovia Bank of North Carolina, N.A., as amended from time to time thereafter.
Section lxiii.“Total Eligible Compensation”
means the base salary or wages and bonus otherwise taken into account under the 401(k) Plan, determined in accordance with the provisions of such plan, but without regard to the limitation on compensation otherwise required under Code Section 401(a)(17), and without regard to any deferrals of the foregoing of compensation under this or any other plan of deferred compensation maintained by the Company; provided, however, that Total Eligible Compensation for a Plan Year shall not exceed three (3) times the dollar limit otherwise in effect for such Plan Year under Code Section 401(a)(17).

ARTICLE II.
Eligibility and Participation

Section i.Eligibility.
(a)Only “Eligible Employees” and “Eligible Non-Pension Employees” who meet the conditions of this Article II shall be eligible to become a Participant in this Plan.
(b)Unless the Committee determines otherwise, any employee of the Company (or any subsidiary or affiliate of the Company) who participates in the Retirement Plan and whose benefits under the Retirement Plan are limited pursuant to the provisions included in the Retirement Plan in order to comply with Code Sections 401(a)(17) or 415, shall be an Eligible Employee with respect to benefits payable under Article IV and Section 3.7 (i.e., eligibility for the restoration portion of the Plan). Notwithstanding the foregoing, effective January 1, 2018, Eligible Non-Pension Employees will not be eligible to accrue Restoration Plan Benefits with respect to periods of employment during which the Eligible Non-Pension Employees are eligible to receive 401(k) Plan Non-Elective Contributions (including any waiting periods to receive 401(k) Plan Non-Elective Contributions).
(c)An “Eligible Employee” for purposes of Sections 3.1, 3.2, 3.3, 3.4, and 3.5 (i.e., eligibility for the deferred compensation portion of the Plan) is an individual who meets the following requirements:
(i)the individual is a common law employee of a unit of the Company (or of one of its subsidiaries) to which the Plan has been adopted pursuant to a decision by, or with the approval of, the Board of Directors;
(ii)the individual is not a nonresident alien of the United States receiving no United States source income within the meaning of Sections 861(a)(3) or 911(d)(2) of the Code; and
(iii)the employee has annualized Base Salary of $210,000 or more (indexed annually by the same amount as the compensation limit under Code Section 401(a)(17)) for the calendar year in which the Deferral Election is required to be made.
(d)An “Eligible Non-Pension Employee” for purposes of Section 3.6 (i.e., eligibility for the Company Non-Elective Credits under the Plan) is an individual who meets the requirements set forth in Section 2.1(c) and who is eligible to receive 401(k) Plan Non-Elective Contributions.
(e)The Committee shall have the ability to adjust, prospectively for any Plan Year, the dollar limitation in Section 2.1(c)(iii). The Committee may also:

(i)designate as ineligible particular individuals, groups of individuals or employees of business units who otherwise would be eligible under Sections 2.1(a), (b), (c) or (d); or
(ii)designate as eligible particular individuals, groups of individuals or employees of business units who otherwise would be ineligible under Sections 2.1(a), (b), (c) or (d);
provided, however, that any such designations shall be made in a manner consistent with the requirements of Code Section 409A and the regulations and other guidance thereunder to avoid adverse tax consequences to affected Participants.
(f)An employee who, at any time, ceases to meet the foregoing eligibility requirements, as determined in the sole discretion of the Committee, shall thereafter cease to be a Participant eligible to continue making deferrals under the Plan, effective as of the first day of the Plan Year coincident with or next following the date of such cessation of eligibility in a manner consistent with the requirements of Code Section 409A and the regulations and other guidance issued thereunder to avoid adverse tax consequences to affected Participants, and any deferral elections then in effect shall cease to be effective as of the first day of such Plan Year. In such case, the individual may remain a Participant in the Plan with respect to amounts already deferred prior to the date such individual ceased to be an active Participant.
Section ii.Participation.
(a)General Rule. An Eligible Employee or Eligible Non-Pension Employee shall become an active Participant in the Plan at the earliest time that the Eligible Employee or Eligible Non-Pension Employee: (i) makes a timely Deferral Election pursuant to Subsections (b) and (c) herein; (ii) meets the requirements under Subsection (d) with respect to eligibility for a Restoration Plan Benefit; or (iii) meets the requirements under Subsection (e) with respect to eligibility for a Company Non-Elective Credit.
(b)Deferral Election. As soon as practicable after the Committee determines that an individual is an Eligible Employee, the Committee shall provide the Eligible Employee with the appropriate election forms with which to make a Deferral Election. The Eligible Employee shall make the Deferral Election in the manner set forth in Subsection (c) herein and within the time periods set forth in Article III. In the case of an employee who first becomes an Eligible Employee under this Plan (and is not eligible for any other plan with which this Plan is aggregated for purposes of Code Section 409A) during a Plan Year, such Deferral Election may be made within the first thirty (30) days of eligibility with respect to any Base Salary to be earned thereafter for the remainder of the Plan Year. In the case of an employee who first becomes an Eligible Employee under this Plan (and is not eligible for any other plan with which this Plan is aggregated for purposes of Code Section 409A) during a Plan Year, such Deferral Election within the first thirty (30) days of eligibility may also be made with respect to any Equity-Based Compensation awarded or granted at the time of hire and to be earned after the date of the Deferral Election. If the Participant does not return the completed forms to the Committee at such time as required by the Committee, the Participant will not be allowed to participate in the Plan until the next Annual Open Enrollment Period. All Deferral Elections hereunder (including any modifications of prior Deferral Elections otherwise permitted under the Plan) may be made in accordance with written, electronic or telephonic procedures prescribed by the Committee.
(c)Contents of Deferral Election. A Participant’s Deferral Election must be made in the manner designated by the Committee and must be accompanied by:
(i)any election to defer Base Salary and/or Bonus;
(ii)any election to defer Equity-Based Compensation and a deferral period election with respect to Equity-Based Compensation, as determined by the Committee;
(iii)any election to defer payment of Restoration Plan Benefits (if applicable) and any Company Discretionary Credits and a separate deferral period election with respect to each such separate category of deferral;
(iv)an Investment Election (except with respect to an Equity-Based Compensation Election, which shall automatically be credited to a Deferred Stock Account for investment return purposes), in accordance with the provisions of Article V;
(v)a designation of a Beneficiary or Beneficiaries to receive any deferred amounts owed upon the Participant’s death;
(vi)subject to Section 2.2(c)(i), a designation as to the form of distribution for each separate year’s deferral and each separate category of deferral (Company Matching Credit deferrals will be subject to the Participant’s distribution option elections with respect to Base Salary provided, however, that if the Participant does not make a Base Salary election but does make a Bonus deferral election, then the Participant’s Company Matching Credit deferrals will be subject to the Participant’s distribution option elections with respect to Bonus); provided, however, that if no specific election is made with respect to any deferred amount, the Participant will be deemed to have elected to receive such amounts in the form of a lump sum distribution (in cash and, solely to the extent distributable amounts are credited to the Participant’s Deferred Stock Account at the time of the distribution, shares of Common Stock);
(vii)an application for a policy of life insurance under which the Participant is the insured and the Company is the sole owner of and beneficiary under such policy; and
(viii)such additional information as the Committee deems necessary or appropriate.
(d)Unless the Committee determines otherwise or unless otherwise provided in an Agreement, if any, an Eligible Employee who participates in the Retirement Plan and whose benefits under the Retirement Plan are limited pursuant to the provisions included in the Retirement Plan in order to comply with Code Sections 401(a)(17) or 415, shall automatically become a Participant in this Plan with respect to benefits payable under Article IV. Notwithstanding the foregoing, Eligible Non-Pension Employees will not be eligible to accrue Restoration Plan Benefits with respect to periods of employment during which the Eligible Non-Pension Employees are eligible to receive 401(k) Plan Non-Elective Contributions (including any waiting periods to receive 401(k) Plan Non-Elective Contributions).
(e)Unless the Committee determines otherwise or unless otherwise provided in an Agreement, if any, an Eligible Non-Pension Employee shall automatically become a Participant in this Plan upon an allocation of Company Non-Elective Credits under Section 3.6 to his or her Company Non-Elective Credit Account.
(f)The participation of any Participant may be suspended or terminated by the Committee at any time, but no such suspension or termination shall operate to reduce any benefits accrued by the Participant under the Plan prior to the date of suspension or termination and, further, any such suspension or termination may only be done in a manner consistent with the requirements of Code Section 409A and the regulations and other guidance issued thereunder to avoid adverse tax consequences to affected Participants.
ARTICLE III.
Deferral Elections and Deferral Periods

Section i.Deferred Salary Election.
(a)Each Participant who has elected to defer the maximum pre-tax elective deferral that is permitted for a calendar year under the 401(k) Plan and under Code Section 402(g) may make a Deferred Salary Election with respect to Base Salary otherwise to be paid in such calendar year. A Participant may elect to defer from 1% to 75% of the Participant’s Base Salary (in increments of 1%). Notwithstanding the foregoing, any Deferred Salary Election must be made in a manner that will ensure that the Participant is paid a sufficient amount of Base Salary that will allow adequate amounts available for (i) any pre-tax elective deferrals under the 401(k) Plan, and (ii) any amounts to be deferred by the Participant in order to participate in any other benefit programs maintained by the Company.
(b)Except with respect to Deferred Salary Elections made by Participants who first become eligible to participate during a Plan Year (which elections must be made as specified in Section 2.2(b)), a Deferred Salary Election with respect to Base Salary for a particular calendar year must be made during the time period specified by the Committee, but in no event later than the December 31 preceding the commencement of that calendar year or at such earlier time as determined by the Committee. Once a Deferred Salary Election is made, it shall be irrevocable after the final deadline established by the Committee for making the election. Such Deferred Salary shall be credited to the Participant’s Deferred Salary Account as of the first business day after the last day of each payroll period.
Section ii.Deferred Bonus Election.
(a)Each Participant who agrees to defer the maximum pre-tax elective deferral that is permitted for a calendar year under the 401(k) Plan and under Code Section 402(g) may elect to make a Deferred Bonus Election with respect to a Bonus otherwise to be paid in the calendar year immediately following (or, in the discretion of the Committee, in a later year following) the year of the Participant’s Deferred Bonus Election. A Participant may elect to defer from 1% to 100% of the Participant’s Bonus (in increments of 1%); provided, however, that the Participant’s Deferred Bonus Election must result in a deferral of at least $5,000. In the event that Participant’s Deferred Bonus Election does not result in a deferral of at least $5,000 but the Participant’s Bonus is at least $5,000, such Participant’s Deferred Bonus Election shall be automatically increased to the percentage that results in a deferral of $5,000. In the event that the Participant’s Bonus is less than $5,000, such Participant’s Deferred Bonus Election shall be void.

(b)A Deferred Bonus Election with respect to any Bonus to be earned during a Fiscal Year must be made no later than the date that is six months before the end of the performance period (which performance period shall not be less than twelve months) or such other earlier date designated by the Committee. Once made, a Deferred Bonus Election cannot be changed or revoked after the final deadline established by the Committee for making the election, except as provided herein. Such Deferred Bonus shall be credited to the Participant’s Deferred Bonus Account as of the first business day in January of the year that the Bonus otherwise would have been paid to the Participant in the absence of any deferral hereunder.
Section iii.Deferred Equity-Based Compensation Election.
(a)To the extent permitted by law on a tax deferred basis, each Participant may elect to make a Deferred Equity-Based Compensation Election with respect to Equity-Based Compensation otherwise to be granted in the calendar year immediately following (or, in the discretion of the Committee, in a later year following) the year of the Participant’s Deferred Equity-Based Compensation Election. A Participant may elect to defer his or her Equity-Based Compensation, and may make separate elections with respect to each of the Participant’s Restricted Stock Units, Performance Units, Other Stock-Based Awards, and awards under the Stock Award Plan, provided, however, that, the Participant’s Equity-Based Compensation for each type of Equity-Based Compensation must result in a deferral of at least 25% of such type of Equity-Based Compensation.
(b)Except with respect to Deferred Equity-Based Compensation Elections made by Participants who first become eligible to participate during a Plan Year (which elections must be made as specified in Section 2.2(b)), a Deferred Equity-Based Compensation Election with respect to any Equity-Based Compensation to be granted in a particular calendar year must be made during the time period specified by the Committee, but in no event later than the December 31 preceding the commencement of that calendar year or at such earlier time as determined by the Committee. Notwithstanding the foregoing, with respect to a Deferred Equity-Based Compensation Election governing Restricted Stock Units that are designated as performance-based compensation by the Company and that qualify as performance-based compensation under Code Section 409A and any guidance thereunder, such Deferred Equity-Based Compensation Election must be made no later than the date that is six months before the end of the performance period (which performance period shall not be less than twelve months) or such other earlier date designated by the Company, provided, however, that to be eligible to make any such Deferred Equity-Based Compensation Election the Participant must have provided services to the Company (or one of its subsidiaries) from the later of the date the performance period starts or the date the performance criteria are established through the date the Deferred Equity-Based Compensation Election is made. Once made, a Deferred Equity-Based Compensation Election cannot be changed or revoked after the final deadline established by the Committee for making the election, except as provided herein. Such Deferred Equity-Based Compensation shall be credited to the Participant’s Deferred Equity-Based Compensation Account as soon as practicable after the Equity-Based Compensation otherwise would vest and be paid, and will be credited for investment tracking purposes to the Participant’s Deferred Stock Account under Section 5.3(b).
Section iv.Company Matching Credits.
(a) Effective for deferrals made on or after January 1, 2016, if a Participant has made a Deferred Salary Election in accordance with Section 3.1 or a Deferred Bonus Election in accordance with Section 3.2, then the Participant shall be eligible to have Company Matching Credits credited to the Participant’s Company Matching Credit Account in accordance with Section 3.4(b). The maximum potential Company Matching Credits for a Participant under this Plan for a Plan Year shall equal the difference between 4.5% of Total Eligible Compensation minus the maximum Company matching contribution available to the Participant under the BD 401(k) Plan. That potential maximum amount shall be credited to a Participant’s Company Matching Credit Account only if the Participant has deferred at least 6% of Total Eligible Compensation, taking into account deferrals under this Plan and pre-tax elective deferrals under the BD 401(k) Plan (other than catch-up contributions). If a Participant has deferred less than 6% of Total Eligible Compensation, taking into account deferrals under this Plan and pre-tax elective deferrals under the BD 401(k) Plan (other than catch-up contributions), then the actual Company Matching Credits to be credited to a Participant’s Company Matching Credit Account shall equal 75% of the total of the Participant’s Deferred Salary and Deferred Bonus under this Plan plus the Participant’s pre-tax elective deferrals under the BD 401(k) Plan (other than catch-up contributions), less the matching contribution to which the Participant is entitled under the BD 401(k) Plan.
Notwithstanding any provision of the Plan to the contrary, the Company shall not make any Company Matching Credits to the Plan under this Section 3.4 with respect to a Participant’s Deferred Salary Election in accordance with Section 3.2 or Deferred Bonus Election in accordance with Section 3.4(b) for payroll periods paid on or after May 1, 2020 through the end of the 2020 Plan Year.

(b) Company Matching Credits under Section 3.4(a) shall be credited to the Participant’s Company Matching Credit Account as soon as practicable as determined by the Committee after such deferral is credited to the Participant’s Deferred Salary Account and/or Deferred Bonus Account, but in no event less frequently than on an annual basis, and shall be subject to the overall Plan Year limit on such amounts described in Section 3.4(a) and the vesting schedule described in Article V.
Section v.Company Discretionary Credits.
The Company may, in its sole discretion, provide for additional credits to all or some Participants’ Accounts at any time. Such amounts shall be credited to the Participant’s Company Discretionary Credit Account and shall be subject to the vesting schedule established by the Company at the time such amounts are credited.
Section vi.Company Non-Elective Credits.
Effective January 1, 2018, each Eligible Non-Pension Employee shall receive a Company Non-Elective Credit credited to the Participant’s Company Non-Elective Credit Account for each Plan Year if the Eligible Non-Pension Employee is employed by a Retirement Plan Participating Employer on the Company’s last business day of such Plan Year, unless not employed on such date due to death, Disability, or retirement from active employment (within the meaning of Section 6.1(a)(i) and (ii)).
(a)The Company Non-Elective Credit shall equal:
(i)3% of the Participant’s Total Eligible Compensation attributable to the portion of the Plan Year during which the Participant qualified as a Non-Pension Employee for such Plan Year; minus
(ii)The amount of the Participant’s 401(k) Plan Non-Elective Contributions for such Plan Year.1
(b)Company Non-Elective Credits under Section 3.6(a) shall be credited to the Participant’s Company Non-Elective Credit Account as soon as practicable after the end of the Plan Year to which the Company Non-Elective Credit relates, and shall be subject to the vesting schedule described in Article V.
Section vii.Deferred Restoration Distribution Election.
1  The calculation of the Non-Elective Credits under this Plan is based on the rationale set forth in Treas. Reg. § 1.409A-2(a)(9).

(a)General Rule. Each Participant who is eligible to receive a Restoration Plan Benefit under the Plan may elect, in accordance with this Section 3.7, to make a Deferred Restoration Distribution Election with respect to a Restoration Plan Benefit that is otherwise to be paid to the Participant. If a Participant makes such an election, the Participant must elect to defer 100% of the value of the Participant’s applicable Restoration Plan Benefit. To the extent a Participant’s Restoration Plan Benefit is attributable to the final average pay benefit formula under the Retirement Plan and not described in Section 4.4(b)(i)(D), the value of such Restoration Plan Benefit shall equal the actuarial present value (at the time payment becomes due) of the portion of the Participant’s (or Beneficiary’s) Restoration Plan Benefit based on the final average pay formula, determined as of normal retirement age under the Retirement Plan, based on the Applicable Interest Rate and the Applicable Mortality Table (as such terms are defined in the Retirement Plan) used under the Retirement Plan for calculating present value. To the extent a Participant’s Restoration Plan Benefit is attributable to the cash balance benefit formula under the Retirement Plan or is otherwise described in Section 4.4(b)(i)(D) below, the value of such Restoration Plan Benefit shall equal the Participant’s Restoration Plan Benefit hypothetical account balance at such time. Once deferred, such amounts shall be credited to the Participant’s Deferred Restoration Distribution Account as provided for in Article V. Amounts held in a Deferred Restoration Distribution Account may not be paid in the form of an annuity and may only be paid in a form otherwise available to amounts credited to a Deferred Salary Account, as provided for in Article VI.
(b)Grandfathered Restoration Plan Benefit. With respect to amounts equal to a Participant’s Grandfathered Restoration Plan Benefit, a Deferred Restoration Distribution Election with respect to any amounts payable during a particular calendar year must be made at least one year before the date that the Grandfathered Restoration Plan Benefit is otherwise payable to the Participant pursuant to Section 4.4. Once made, such a Deferred Restoration Distribution Election cannot be changed or revoked except as provided herein. If the Participant otherwise becomes entitled to a distribution of a Restoration Plan Benefit after having made such an election and before the end of such one-year period, such election shall be ineffective and the applicable Restoration Plan Benefit payment shall not be deferred hereunder. Any such Deferred Restoration Distribution shall be credited to the Participant’s Deferred Restoration Distribution Account as soon as practicable after such amount would otherwise have been payable to the Participant. The amount in the Participant’s Deferred Restoration Distribution Account attributable to the Participant’s Grandfathered Restoration Plan Benefit shall be payable under this Plan as follows:

(i)If the Participant has otherwise made a Deferred Salary Election under Section 3.1 for the year that the Participant made a Deferred Restoration Distribution Election, the amount credited to the Participant’s Deferred Restoration Distribution Account shall be payable at the same time and in the same form of distribution as any such Deferred Salary.
(ii)If the Participant has not made a Deferred Salary Election but has otherwise made a Deferred Bonus Election under Section 3.2 for the year that the Participant made a Deferred Restoration Distribution Election, the amount credited to the Participant’s Deferred Restoration Distribution Account shall be payable at the same time and in the same form of distribution as any such Deferred Bonus.
(iii)If the Participant has not made a Deferred Salary Election under Section 3.1 nor a Deferred Bonus Election under Section 3.2 for the year that the Participant made a Deferred Restoration Distribution Election, the amount credited to the Participant’s Deferred Restoration Distribution Account equal to a Participant’s Grandfathered Restoration Plan Benefit shall be payable in the form of a single lump sum payment at the Participant’s termination of employment unless the Participant makes an election to change the time and form of payment of such amount in accordance with the terms of this Plan.
(c)Non-Grandfathered Restoration Plan Benefit. A Participant’s Deferred Restoration Distribution Election with respect to amounts in excess of a Participant’s Grandfathered Restoration Plan Benefit payable during a particular calendar year must specify the time and form of payment otherwise the Participant’s Deferred Restoration Plan Benefit shall be payable in the form of a single lump sum payment at the Participant’s termination of employment. In addition, such Deferred Restoration Distribution Election shall not be effective unless the following requirements are met:
(i)the election will not take effect until at least twelve months after the date on which the election is made and will not be recognized with respect to payments that would otherwise have commenced during such twelve-month period;
(ii)except for payments made on account of a Participant’s death, the first payment with respect to which such election is made shall be deferred for a period of not less than five years from the date such payment would otherwise have been made;

(iii)any election related to payments that would otherwise have commenced as of a specified time, as opposed to the Participant’s Separation from Service, may not be made less than twelve months prior to the date on which such payments would otherwise have commenced; and
(iv)any such additional deferral election shall not be effective if it would otherwise result in deferring amounts later than the mandatory distribution provisions of Article VI.
Section viii.Deferral Period.
(a)In accordance with Section 2.2(b), and subject to the limitation of Section 3.8(b), each Participant must elect the deferral period for each separate category of deferral (including, effective for deferral elections made on or after January 1, 2005, any Restoration Plan Benefit or part thereof credited to a Participant’s Deferred Restoration Distribution Account). Subject to the additional deferral provisions of Section 3.9 and the acceleration provisions of Article VI, a Participant’s deferral period with respect to amounts deferred other than those described in Section 3.8(b) may be for a specified number of years or until a specified date, subject to any limitations that the Committee in its discretion may choose to apply (which limitations shall comply with the requirements for tax deferral under Code Section 409A), provided that, in all events, a deferral period must be for at least two (2) years from the first day of the Plan Year in which the deferred amounts would otherwise be payable (or, in the case of amounts described in Section 3.4, credited to the Participant’s Account). However, notwithstanding the deferral period otherwise specified, payments shall be paid or begin to be paid under the Plan in accordance with the mandatory distribution provisions in Article VI and any election which would otherwise result in a deferral beyond any applicable mandatory distribution age is invalid.
(b)Notwithstanding the provisions of Section 3.8(a) and Section 2.2(b), and subject to Section 6.1(f), all Company Matching Credits credited to a Participant’s Company Matching Credit Account pursuant to Section 3.4 shall be deferred until the Participant’s Separation from Service and may not be deferred to a specified date prior to such Participant’s Separation from Service. The foregoing notwithstanding, in any case where the Participant is a Specified Employee, payment of the amounts under this Section 3.8(b) on account of the Participant’s Separation from Service shall be deferred until as soon as practicable after the earlier of (i) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date), or (ii) the date of the Participant’s death, subject to any permitted further deferral election on account of a change in form of payment.
Section ix.Modification of Deferral Period.
(a)Additional Deferral – Grandfathered Deferrals. With respect to any previously deferred Grandfathered Deferred Compensation Plan Deferrals or Grandfathered Restoration Plan Benefit credited to a Participant’s Accounts, a Participant may request that the Committee approve an additional deferral period of at least two (2) years from the date the previously deferred amounts were otherwise payable. Any such request must be made by written notice to the Committee at least twelve (12) months before the expiration of the deferral period for any previously deferred amount with respect to which an additional deferral election is requested. A separate additional deferral election is required to be made for each separate category of previously deferred amounts that is treated as subject to a single deferral period election under Section 2.2(b) above. Each such additional deferral election request shall include a newly designated manner of payment election in accordance with the provisions of Section 6.2 below. No more than two such extensions may be elected by a Participant with respect to any specific deferred amount and no such additional deferral may result in amounts deferred beyond the mandatory distribution provisions of Article VI.
(b)Additional Deferral – Non-Grandfathered Deferrals. With respect to any deferred amounts credited to a Participant’s Accounts in excess of a Participant’s Grandfathered Deferred Compensation Plan Deferrals or Grandfathered Restoration Plan Benefit an additional deferral election otherwise described in Section 3.9(a) may be made, provided that such election shall not be effective unless the following requirements are met:
(i)the election will not take effect until at least twelve months after the date on which the election is made and will not be recognized with respect to payments that would otherwise have commenced during such twelve-month period;
(ii)except for payments made on account of a Participant’s death or financial hardship under Section 6.1(f), the first payment with respect to which such election is made shall be deferred for a period of not less than five years from the date such payment would otherwise have been made;
(iii)any election related to payments that would otherwise have commenced as of a specified time, as opposed to the Participant’s Separation from Service, may not be made less than twelve months prior to the date on which such payments would otherwise have commenced; and
(iv)any such additional deferral election shall not be effective if it would otherwise result in deferring amounts later than the mandatory distribution age provisions of Article VI.
(c)Accelerated Distribution For Grandfathered Deferrals. With respect to any Grandfathered Deferred Compensation Plan Deferrals or Grandfathered Restoration Plan Benefit credited to a Participant’s Accounts, a Participant may request that the Committee approve an accelerated deferral date with respect to amounts that are not otherwise payable for at least three (3) years from the date of such request, provided that the resulting accelerated deferral date may not be any earlier than two (2) years from the date of such Participant election. A separate deferral modification election is required to be made for each separate category of previously deferred amount that is treated as subject to a single deferral period election under Section 2.2(b) above. Each such modified deferral period request shall include a newly designated manner of payment election in accordance with the provisions of Section 6.2 below. No more than two such modifications may be elected by a Participant with respect to any specific deferred amount. No such election may be made with respect to any amounts deferred under this Plan in excess of any Grandfathered Deferred Compensation Plan Deferrals or Grandfathered Restoration Plan Benefit credited to a Participant’s Accounts.
ARTICLE IV.
Restoration Benefits

Section i.Amount of Restoration Plan Benefit.
(a)A Participant’s Restoration Plan Benefit hereunder shall equal the excess (if any) of (i) the benefit that would have been payable under the Retirement Plan in respect of the Participant in the absence of the provisions included in the Retirement Plan in order to comply with Sections 401(a)(17) and 415 of the Code, over (ii) the benefit actually payable in respect of the Participant under the Retirement Plan. Notwithstanding the foregoing, effective January 1, 2018, no Participants will be eligible to accrue Restoration Plan Benefits with respect to periods of employment during which the Participants are eligible to receive 401(k) Plan Non-Elective Contributions (including any waiting periods to receive 401(k) Plan Non-Elective Contributions).
(b)Effective as of January 1, 2005, for purposes of calculating a Participant’s Restoration Plan Benefit under Section 4.1(a), if, as determined by the Committee in its sole discretion, a Participant (i) permanently directly transferred employment from a foreign affiliate of the Company that has not adopted the Retirement Plan and this Plan to a member of the Group (as defined in the Retirement Plan) that has adopted the Retirement Plan and this Plan or to a Unit (as defined in the Retirement Plan) to which participation in the Retirement Plan and this Plan has been extended, and (ii) while employed by the foreign affiliate, had what the Committee determines (in its sole discretion) to be an agreement with such foreign affiliate to provide for deferred compensation that recognized the Participant’s period of employment by the foreign affiliate and compensation paid to the Participant by the foreign affiliate, then the Participant’s period of employment by the foreign affiliate and compensation paid to the Participant by the foreign affiliate during the Participant’s period of employment with the foreign affiliate shall be taken into account solely under this Plan to the same extent that such period of employment and compensation would have otherwise been taken into account had it been employment with and compensation paid by the Company, a member of the Group that has adopted the Retirement Plan and this Plan, or a Unit to which participation in the Retirement Plan and this Plan has been extended. In addition, any such Participant’s Restoration Plan Benefit shall be offset, solely to the extent permitted under Code Section 409A, for (i) any Social Security or other governmental pension or retirement benefit earned during the Participant’s period of employment with the foreign affiliate; and (ii) any retirement benefit the Participant is entitled to under a foreign based retirement plan sponsored by the Company or member of the Group.
Section ii.Pre-Retirement Restoration Death Benefit.

In the event of the death of a Participant before Restoration Plan Benefits have commenced to be paid hereunder (a pre-retirement death), the Participant’s Beneficiary shall be entitled to a benefit equal to the excess (if any) of (i) the benefit that would have been payable under the Retirement Plan to the Beneficiary on account of the Participant’s death in the absence of the provisions included in the Retirement Plan in order to comply with Sections 401(a)(17) and 415 of the Code (and taking into account service and compensation described in Section 4.1(b)), over (ii) the benefit actually payable to the Beneficiary on account of the Participant’s death under the Retirement Plan. Such benefit is hereinafter referred to as a “Restoration Plan Death Benefit.” Subject to Section 4.5, and notwithstanding the provisions of Section 4.4 (and any procedures adopted thereunder), and unless provided otherwise in a Participant’s Agreement, if any, the Restoration Plan Death Benefit payable to a Beneficiary on account of a Participant’s death before Restoration Plan Benefits have been paid or commenced to be paid hereunder (a pre-retirement death) shall be paid to the Participant’s Beneficiary in a cash lump sum as soon as practicable following the earliest date that any such pre-retirement death benefit would otherwise be payable to such Beneficiary under the Retirement Plan (whether or not such Retirement Plan benefit is actually paid or commenced at such date).
Section iii.Early Retirement Adjustments.
The calculations made in Sections 4.1 and 4.2 shall reflect any applicable adjustments under the Retirement Plan for early commencement and the form of benefit elected.
Section iv.Payment of Restoration Plan Benefits.
(a)Grandfathered Restoration Plan Benefit. Subject to Section 4.5, the further provisions of this Article IV, and a Participant’s Agreement, if any, and unless deferred under Section 3.7, a Participant’s Grandfathered Restoration Plan Benefit shall be paid to a Participant at such time and in such form as determined in accordance with procedures adopted and approved by the Compensation and Benefits Committee of the Board of Directors of the Company (or any committee successor thereto), which procedures were in effect as of October 3, 2004. A copy of such procedures is attached hereto as Attachment A.

(b)Non-Grandfathered Restoration Plan Benefit.2 Except as otherwise provided herein, or otherwise provided in a Participant’s Agreement, if any, and unless deferred under Section 3.7, Restoration Plan Benefit amounts in excess of the Grandfathered Restoration Plan Benefit shall be payable to a Participant as follows:
(i)Normal Form of Payment. A Participant’s vested Restoration Plan Benefit shall be paid in the “Normal Form of Payment,” which is a single lump sum payment determined as follows:
(1)FAP Participant. With respect to a Participant whose Restoration Plan Benefit is determined using the final average pay formula under the Retirement Plan, the Normal Form of Payment shall be a single lump sum payment that shall equal the actuarial present value (at the time payment becomes due) of the Participant’s Restoration Plan Benefit based on the final average pay formula, determined as of normal retirement age under the Retirement Plan, based on the Applicable Interest Rate and the Applicable Mortality Table (as such terms are defined in the Retirement Plan) used under the Retirement Plan for calculating present values.
(2)Cash Balance Participant. With respect to a Participant whose Restoration Plan Benefit is determined using the cash balance formula under the Retirement Plan, the Normal Form of Payment shall be a single lump sum payment equal to the Participant’s Restoration Plan Benefit (at the time payment becomes due) determined in accordance with Section 4.1, expressed as an account balance benefit.
(3)FAP and Cash Balance Participant. For a Participant whose Restoration Plan Benefit is determined using both
2 By way of reference, the Retirement Plan was amended effective April 1, 2007 to add a cash balance formula for determining the benefits available under the Retirement Plan. Pursuant to the terms of the Retirement Plan, the cash balance formula is used to determine the benefits of participants who were hired by the Company on or after April 1, 2007 as well as those participants who were actively participating in the Retirement Plan on that date and who affirmatively elected to be covered under the cash balance provisions of the Plan. The benefits of participants who were active prior to April 1, 2007 and who did not elect cash balance coverage are determined under the Retirement Plan’s final average pay formula. If any such participant terminates and is subsequently reemployed, that participant’s benefit for service performed after reemployment will be determined under the cash balance provisions of the Retirement Plan, whereas his benefit attributable to his prior employment will be determined under the final average pay provisions of the Retirement Plan. Consistent with Section 409A and the guidance issued thereunder, and as confirmed in Q&A 39 of the ABA Section of Taxation’s 2008 IRS Q&A Report, this Plan provides different time and form of payment with respect to separately identifiable amounts attributable to Restoration Plan Benefits calculated using the cash balance formula versus those calculated using the final average pay formula.

the final average pay formula and the cash balance formula under the Retirement Plan, the Normal Form of Payment with respect to the portion of the Participant’s Restoration Plan Benefit calculated using the final average pay formula under the Retirement Plan shall be as described in subparagraph (A) and the Normal Form of Payment with respect to the portion of the Participant’s Restoration Plan Benefit calculated using the cash balance formula under the Retirement Plan shall be as described in subparagraph (B) above.
(D) Cash Balance Conversion Participant. For a Participant whose benefit under the Retirement Plan is converted on or after January 1, 2013 from being calculated using the final average pay formula under the Retirement Plan to being calculated using the cash balance formula under the Retirement Plan, the Normal Form of Payment for the Participant’s entire Restoration Plan Benefit shall be as described in subparagraph (B) above.
(ii)Timing of Payment. A Participant’s vested Restoration Plan Benefit shall be paid or commence to be paid in the Normal Form of Payment as follows:
(1)FAP Participant. Subject to subparagraph (E) below, to the extent that a Participant’s Restoration Plan Benefit is determined using the final average pay formula under the Retirement Plan, amounts shall commence to be paid as soon as practicable after the later of (I) the Participant’s Separation from Service or (II) the earliest date on which the Participant first becomes eligible to receive or commence receiving benefits under the Retirement Plan after Separation from Service (i.e., the earlier of attainment of age 55 with 10 years of service as determined under the Retirement Plan or age 65) regardless of the time benefits are actually paid or commence to be paid under the Retirement Plan.
(2)Cash Balance Participant. Subject to subparagraph (E) below, if a Participant’s Restoration Plan Benefit is determined using the cash balance formula under the Retirement Plan, amounts shall be paid as soon as practicable after the Participant’s Separation from Service.
(3)FAP and Cash Balance Participant. Subject to subparagraph (E) below, to the extent that a Participant’s

Restoration Plan Benefit is determined using both the final average pay formula and the cash balance formula under the Retirement Plan, payment shall commence with respect to the portion of the Participant’s Restoration Plan Benefit calculated using the final average pay formula under the Retirement Plan on the date described in subparagraph (A) above and payment shall commence with respect to the portion of the Participant’s Restoration Plan Benefit calculated using the cash balance formula under the Retirement Plan on the date described in subparagraph (B) above.
(4)Cash Balance Conversion Participant. Subject to subparagraph (E) below, in the case of a Participant whose benefit under the Retirement Plan is converted on or after January 1, 2013 from being calculated using the final average pay formula under the Retirement Plan to being calculated using the cash balance formula under the Retirement Plan, payment of such Participant’s entire Restoration Plan Benefit shall commence on the date described in subparagraph (A) above.
(5)Specified Employee. In any case where the Participant is a Specified Employee and the Participant’s Restoration Plan Benefit in excess of the Participant’s Grandfathered Restoration Plan Benefit is payable on account of the Specified Employee’s Separation from Service, the Participant’s Restoration Plan Benefit under this Section shall be paid or commence to be paid as soon as practicable following the earlier of (I) or (II) where: (I) is the later of (A) the date otherwise provided under the Plan or (B) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date); and (II) is the date of the Participant’s death.
(iii)The Participant’s ability to elect an alternate form of distribution other than the Normal Form of Payment is described in Section 6.2. The death benefits attributable to a Participant’s Restoration Plan Benefit under the Plan in the event of the Participant’s death after Restoration Plan Benefit payments have commenced, if any, will be determined pursuant to the terms of the form of payment elected by the Participant.
Section v.Payment of Restoration Plan Benefit Following Change in Control.

(a)Grandfathered Restoration Plan Benefit. Notwithstanding the provisions of Section 4.4 (and any procedures adopted thereunder), and unless provided otherwise in a Participant’s Agreement, if any, each Participant’s Grandfathered Restoration Plan Benefit shall (to the extent not previously paid or commenced to be paid) be paid to the Participant in a cash lump sum as soon as practicable, but not later than 45 business days, after a Participant’s termination of employment following a Change in Control.
(b)Non-Grandfathered Restoration Plan Benefit – FAP Participant and Cash Balance Conversion Participant. Notwithstanding the provisions of Sections 4.4(b)(ii)(A), 4.4(b)(ii)(C) and 4.4(b)(ii)(D) (and any procedures adopted thereunder), and unless provided otherwise in a Participant’s Agreement, if any, to the extent that a Participant’s Restoration Plan Benefit that is determined using the final average pay formula under the Retirement Plan or is otherwise described in Section 4.4(b)(i)(D) and that is in excess of his Grandfathered Restoration Plan Benefit, if any, shall (to the extent not previously paid or commenced to be paid) be paid to the Participant in a cash lump sum as soon as practicable, but not later than 45 business days, after the Participant’s Separation from Service following a Change in Control; provided, however, that such a distribution shall only be made if: (i) the Change in Control satisfies the requirements of Code Section 409A(a)(2)(A)(v) (and the guidance issued thereunder) and such Separation from Service occurs within 2 years of the Change in Control; or (ii) distribution may otherwise be made under this Plan on account of Separation from Service.
(c)Specified Employee. In any case where the Participant is a Specified Employee and the Participant’s Restoration Plan Benefit in excess of the Participant’s Grandfathered Restoration Plan Benefit is payable pursuant to Section 4.5(b) on account of the Specified Employee’s Separation from Service within 2 years of a qualified Change in Control, payment of the Participant’s Restoration Plan Benefit under this Section shall be deferred until the earlier of (i) first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date), or (ii) the date of the Participant’s death.
Section vi.Restoration Plan Benefit on Account of Disability Retirement.
(a)Grandfathered Restoration Plan Benefit. Notwithstanding the provisions of Section 4.4 (and in accordance with any procedures adopted thereunder), and unless provided otherwise in a Participant’s Agreement, if any, a Participant who terminates employment on account of a Disability Retirement (as determined under the Retirement Plan) may make a written request to the Committee to receive payment of his

Grandfathered Restoration Plan Benefit in a single lump sum as soon as practicable thereafter; provided however, that payment to a Participant under this Section 4.6 shall only be made if the Committee, in its sole and absolute discretion, determines to make such payment. Any decision by the Committee hereunder shall be final and binding. If a Participant’s request is denied, payment of the Participant’s Plan benefits shall be made in accordance with the otherwise applicable provisions of the Plan (and any procedures then in effect).
(b)Non-Grandfathered Restoration Plan Benefit. Notwithstanding anything in the Plan to the contrary, if a Participant suffers a Disability and becomes Disabled, that portion of the Participant’s Restoration Plan Benefit in excess of the Grandfathered Restoration Plan Benefit shall be paid on account of Disability in the form of a single lump sum cash payment as soon as practicable following the later of (i) the date the Participant attains age 65; or (ii) the date of the Participant’s Disability. The amount of any such lump sum payment in respect of a Disabled Participant hereunder whose Restoration Plan Benefit is determined using the final average pay formula under the Retirement Plan shall equal the actuarial present value of the Participant’s vested Restoration Plan Benefit determined as of the date such benefit payment becomes due hereunder, based on the Applicable Interest Rate and the Applicable Mortality Table (as such terms are defined in the Retirement Plan) used under the Retirement Plan for calculating the present value of optional forms of payment at the time payment is due under the Plan. The amount of any such lump sum payment in respect of a Disabled Participant hereunder whose Restoration Plan Benefit is determined using the cash balance formula under the Retirement Plan or that is otherwise described in Section 4.4(b)(i)(D) shall be the Participant’s Restoration Plan Benefit as of the date such benefit payment becomes due hereunder, determined in accordance with Section 4.1. If such a Participant dies or incurs a Separation from Service prior to the date of payment under this Section 4.6(b), payment shall be made in accordance with the otherwise applicable provisions of this Plan.
ARTICLE V.
Participants’ Accounts

Section i.Crediting of Employee Deferrals and Company Matching, Discretionary and Non-Elective Credits.
Deferrals to this Plan that are made under Article III shall be credited to the Participant’s Accounts in accordance with such rules established by the Committee from time to time. Each Participant’s Accounts shall be administered in a way to permit separate Deferral Elections, deferral periods, and Investment Elections with respect to various Plan Year deferrals and compensation types as the Committee determines, in its sole discretion, are necessary or appropriate.
Section ii.Investment Election.
(a)Participants’ Investment Elections with respect to deferred amounts hereunder shall be made pursuant to the written, telephonic or electronic methods prescribed by the Committee and subject to such rules on Investment Elections and Investment Options as established by the Committee from time to time. Upon receipt by the Committee, and in accordance with rules established by the Committee, an Investment Election shall be effective as soon as practicable after receipt and processing of the election by the Committee. Investment Elections will continue in effect until changed by the Participant. Subject to Section 5.3(b), an eligible Participant may change a prior Investment Election (or default Investment Election) with respect to deferred amounts on a daily basis, by notifying the Committee, at such time and in such manner as approved by the Committee. Any such changed Investment Election may result in amending Investment Elections for prior deferrals or for future deferrals or both.
(b)For purposes of Company Non-Elective Credits, the most recent Investment Elections in effect for a Participant’s Company Matching Credits (if any) that relate to the same Plan Year as the Company Non-Elective Credits as of the date the Company Non-Elective Credits are made will be used for such Company Non-Elective Credits and, in the absence of any Investment Elections, the Plan’s default Investment Elections will be used for the Company Non-Elective Credits.
Section iii.Hypothetical Earnings.
(a)General. Subject to Section 5.2, except as otherwise provided herein, additional hypothetical bookkeeping amounts shall be credited to (or deducted from) a Participant’s Accounts to reflect the earnings (or losses) that would have been experienced had the deferred amounts been invested in the Investment Options selected by the Participant as targeted rates of return, net of all fees and expenses otherwise associated with the Investment Options. The Committee may add or delete Investment Options, on a prospective basis, by notifying all Participants whose

Accounts are hypothetically invested in such Investment Options, in advance, and soliciting elections to transfer deferred amounts so that they track investments in other Investment Options then available.
(b)Company Stock Investment Option.
(i)A Participant’s Deferred Equity Compensation is automatically credited in the form of Common Stock to the Participant’s Deferred Stock Account. With respect to other deferred amounts hereunder, instead of having deferred amounts credited with hypothetical earnings (or losses) in accordance with Section 5.3(a), and subject to Section 5.2, a Participant may elect to have part of the Participant’s deferred amounts (in whole percentage increments) credited in the form of Common Stock to a Deferred Stock Account; provided, however, that a Participant may not make an election to have any future deferred amounts credited to a Deferred Stock Account if, at the time of the election, more than 10% of the balance of the Participant’s deferred amounts are credited to a Deferred Stock Account (disregarding amounts in the Participant’s Deferred Equity Compensation Account, if any). For purposes of administering this rule and subject to the Committee’s right to adopt administrative procedures pursuant to Section 5.3(b)(viii) below, the following additional rules apply:
(1)Any Investment Election that is in effect on January 1, 2010, that would require future deferred amounts to be credited to the Participant’s Deferred Stock Account and that would otherwise violate the 10% limitation set forth above shall be void and of no effect. In the absence of a Participant’s amending such Investment Election on or before January 1, 2010, pursuant to procedures implemented by the Committee, the Participant’s future deferred amounts that would otherwise have been credited to the Deferred Stock Account will be hypothetically invested in another Investment Option selected by the Committee for this purpose.
(2)Any Investment Election made after January 1, 2010, that would otherwise violate the 10% limitation set forth above shall be void and of no effect. In the absence of a Participant amending such Investment Election or otherwise making a new Investment Election that complies with this Section 5.3(b)(i), the Participant’s future deferred amounts that would otherwise have been credited to the Deferred Stock Account will be hypothetically invested in another Investment Option selected by the Committee for this purpose.
(ii)If the restrictions of Section 5.3(b)(i) do not apply (such that the Participant may otherwise elect to have deferred amounts credited to the Deferred Stock Account), in no event may a Participant make an Investment Election to have more than 10% of any future deferred amounts (disregarding Deferred Equity Compensation) credited to the Deferred Stock Account. Any Investment Election that would otherwise violate the provisions of this Section 5.3(b)(ii) shall be void and of no effect. In the absence of a Participant amending such Investment Election or otherwise making a new Investment Election that complies with this Section 5.3(b)(ii), the Participant’s future deferred amounts that would otherwise have been credited to the Deferred Stock Account will be hypothetically invested in another Investment Option selected by the Committee for this purpose. Notwithstanding the foregoing, if any Investment Election otherwise in effect on January 1, 2010 would violate the limitations of this Section 5.3(b)(ii), then, in the absence of a Participant’s amending that Investment Election on or before January 1, 2010, pursuant to procedures implemented by the Committee, the Participant’s Investment Election will be modified so that the Investment Election is reduced so that 10% of future deferred amounts are credited to the Deferred Stock Account with the remaining deferred amounts hypothetically invested in another Investment Option selected by the Committee for this purpose.
(iii)Elections under this Section 5.3(b) may be made as a part of the Participant’s Deferral Election and thereafter on the same basis as Participants are permitted to make other Investment Elections and using the same or similar procedures as Participants use to make other Investment Elections under Section 5.2. In addition, any amounts credited to a Participant’s Accounts other than the Participant’s Deferred Stock Account may be transferred for hypothetical investment tracking purposes to the Participant’s Deferred Stock Account; provided, however, that a Participant may not elect any such transfer that would increase the Participant’s hypothetical investment in Common Stock credited to the Deferred Stock Account if, at the time of the election or as a result thereof, more than 10% of the Participant’s Deferred Stock Account (excluding any Deferred Equity-Based Compensation) is or would be credited to the Participant’s Deferred Stock Account. Any transfer election that violates the provisions of this Section 5.3(b)(iii) shall be void and of no effect. In all events, once amounts are credited to a Participant’s Deferred Stock Account, no

Investment Election may cause amounts credited to a Participant’s Deferred Stock Account to be transferred for hypothetical investment tracking purposes to a Participant’s Accounts other than the Participant’s Deferred Stock Account. All distributions of amounts credited to a Participant’s Deferred Stock Account may only be distributed in whole shares of Common Stock (with cash for fractional shares).
(iv)A Participant’s Deferred Stock Account will be credited:
(1)as of the first business day after the last day of each bi-weekly payroll period, with the number of shares of Common Stock (in whole shares and fractional shares, as determined by the Committee) determined by dividing the Participant’s deferred amounts attributable to Deferred Salary for such bi-weekly payroll period subject to the Deferred Stock Election by the price for shares of Common Stock, determined by the Committee, as of the day such deferred amounts are credited to the Participant’s Account; and
(2)annually, as of the first business day in January of each calendar year, with the number of shares of Common Stock (in whole shares and fractional shares, as determined by the Committee) determined by dividing the portion of the Participant’s Deferred Bonus and Company Matching Credits subject to the Deferred Stock Election by the price for shares of Common Stock, determined by the Committee, as of the day such deferred amounts are credited to the Participant’s Accounts; and
(3)at such other times as the Committee determines with respect to all other deferred amounts under the Plan, with the number of shares of Common Stock (in whole shares and fractional shares, as determined by the Committee) determined by dividing the portion of the Participant’s deferred amounts to be credited in the Deferred Stock Account by the price for shares of Common Stock, determined by the Committee, as of the day such deferred amounts are credited to the Participant’s Account, or, in the case of deferred amounts measured in stock units, by crediting the account with the same number of shares of Common Stock.
(v)If the Company enters into transactions involving stock splits, stock dividends, reverse splits or any other recapitalization transactions, the number of shares of Common Stock credited to a Participant’s Deferred Stock Account will be adjusted (in whole shares and fractional shares, as determined by the Committee) so that the Participant’s Deferred Stock Account reflects the same equity percentage interest in the Company after the recapitalization as was the case before such transaction.
(vi)If at least a majority of the Company’s stock is sold or exchanged by its shareholders pursuant to an integrated plan for cash or property (including stock of another corporation) or if substantially all of the assets of the Company are disposed of and, as a consequence thereof, cash or property is distributed to the Company’s shareholders, each Participant’s Deferred Stock Account will, to the extent not already so credited under this Section 5.3(b), be (i) credited with the amount of cash or property receivable by a Company shareholder directly holding the same number of shares of Common Stock as is credited to such Participant’s Deferred Stock Account and (ii) debited by that number of shares of Common Stock surrendered by such equivalent Company shareholder.
(vii)Each time the Company declares a dividend on its Common Stock, each Participant’s Deferred Stock Account will be credited with a Dividend Reinvestment Return equal to that number of shares of Common Stock (in whole shares and fractional shares, as determined by the Committee) determined by dividing (i) the amount that would have been paid (or the fair market value thereof, if the dividend is not paid in cash) to the Participant on the total number of shares of Common Stock credited to the Participant’s Deferred Stock Account had that number of shares of Common Stock been held by such Participant by (ii) the price for shares of Common Stock, determined by the Committee, as of the dividend payment date.
(viii)The Committee may adopt administrative procedures to implement the provisions of this Section 5.3(b).
(c)Limitations on Allocations and Reallocations to and From Deferred Stock Account.
In addition to the limitations of Section 5.3(b), pursuant to the Policy Statement on Insider Trading and Compliance, as the same may be amended (the “Policy”), there are time periods (each, a “blackout period”) during which time Participants may not effect transactions, directly or indirectly, in Company equity securities. Under the Policy, the Company’s Corporate Secretary may also impose additional blackout periods with respect to some or all Participants. Participants whose ability to effect transactions is prohibited during such blackout periods also will be prohibited during such periods from making any Investment Election or Deferred Stock Election that affects the amount credited to the Participant’s Deferred Stock Account. The Committee, at the direction of the Company’s Corporate Secretary, shall adopt and implement procedures to ensure that the provisions of this Paragraph are carried out. In all events, with respect to amounts in excess of a Participant’s Grandfathered Deferred Compensation Plan Deferrals and Grandfathered Restoration Plan Benefit, to the extent that the blackout period results in a deferral of payment under the Plan, payment must be made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause a violation of federal securities laws or other applicable law.
Section iv.Vesting.
(a)Deferred Amounts. At all times a Participant shall be fully vested in his Deferred Salary, Deferred Bonus, Deferred Equity-Based Compensation, and Deferred Restoration Distribution Accounts hereunder (including any earnings or losses and Dividend Reinvestment Return thereon). A Participant shall become vested in any Company Matching Credits and Company Non-Elective Credits in the same manner and to the same extent as the Participant is vested in matching contributions otherwise credited to the Participant under the BD 401(k) Plan. A Participant shall become vested in any Company Discretionary Credits pursuant to the vesting schedule established by the Company at the time such Credits, if any, are made. Except as otherwise provided in Section 6.1(b) (death) or Section 6.1(c) (disability), if a Participant incurs a Separation from Service at any time prior to becoming fully vested in amounts credited to the Participant’s Accounts hereunder, the nonvested amounts credited to the Participant’s Accounts shall be immediately forfeited and the Participant shall have no right or interest in such nonvested deferred amounts.
(b)Restoration Plan Benefit. A Participant shall be vested in his Restoration Plan Benefit, if any, to the extent he is vested in his benefit under the Retirement Plan as determined pursuant to the provisions of the Retirement Plan.
Section v.Account Statements.
Within 60 days following the end of each Plan Year (or at such more frequent times determined by the Committee), the Committee shall furnish each Participant with a statement of Account which shall set forth the balances of the individual’s Accounts as of the end of such Plan Year (or as of such time determined by the Committee), inclusive of tracked earnings (or losses) and any Dividend

Reinvestment Return. In addition, the Committee shall maintain records reflecting each year’s deferrals separately by type of compensation.
ARTICLE VI.
Distributions and Withdrawals

Section i.Timing of Distributions.
(a)Timing of Distribution – Distributions of Vested Accounts Other than Death, Disability, or Scheduled Distributions. The time and form of payment of Restoration Plan Benefits that are not otherwise deferred under Section 3.7 of the Plan are governed by the provisions of Article IV and those provisions of this Article VI specifically referring to Restoration Plan Benefit payment options. Except as otherwise provided herein, in the case of a Participant who incurs a Separation from Service before retirement from active employment (as defined below), a Participant’s vested Accounts shall be paid or commence to be paid, in the form of distribution elected in a particular Deferral Election (subject to Section 6.2), as soon as practicable (as determined by the Committee) after the Participant’s Separation from Service. Notwithstanding the foregoing, in the case of a Participant who incurs a Separation from Service with vested Company Non-Elective Credits, such vested Company Non-Elective Credits shall be paid in the form of a single lump sum distribution as soon as practicable after such Separation from Service for any reason (subject to the delay requirements described below that are applicable to Specified Employees). In the case of a Participant who retires from active employment hereunder (as defined below), and subject to Section 6.1(e) and Section 6.1(f), a Participant’s vested Accounts shall be paid or commence to be paid, in the form of distribution elected in a particular Deferral Election (subject to Section 6.2), as soon as practicable (as determined by the Committee) following the later of: (I) the date the Participant retires from active employment (or, in the case of certain Equity-Based Compensation that vests one year after retirement, one year after retirement), or (II) the date otherwise specified in the Participant’s Deferral Election; provided however that, in all events distributions under this subparagraph (II) of deferred amounts in excess of the Participant’s Grandfathered Restoration Plan Benefits must be made (or commence to be paid) as of the earlier of the Participant’s attainment of age 70 or death. For purposes of this Section 6.1(a), a Participant “retires from active employment” if:
(i)the Participant Separates from Service with the Company or an affiliate after having attained age 65;
(ii)the Participant Separates from Service after having attained age 55 with ten years of service (as would be determined under the Retirement Plan, regardless of whether the Participant participates in the Retirement Plan) or an affiliate; or
(iii)with respect to Grandfathered Deferred Compensation Plan Deferrals and Grandfathered Restoration Plan Benefits, the

Committee, in its sole discretion, otherwise determines that the Participant has retired for this purpose.
The foregoing notwithstanding, in any case where the Participant is a Specified Employee, payment of amounts in the Participant’s vested Accounts in excess of Grandfathered Deferred Compensation Plan Deferrals under this Section 6.1(a) on account of the Specified Employee’s Separation from Service shall be deferred until the earlier of (x) first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date), or (y) the date of the Participant’s death, subject to any additional deferral of such payments as provided for in the Plan.
(b)Timing of Distributions – Participant’s Death.
If a Participant dies before the full distribution of the Participant’s Accounts under this Article VI, any deferred amounts that are not vested and have not previously been forfeited shall become 100% vested. Unless the Participant had commenced receiving installment payments, as soon as practicable after the Participant’s death, all remaining amounts credited to the Participant’s Accounts shall be paid in a single lump sum payment to the Participant’s named Beneficiary (or Beneficiaries). In the absence of any Beneficiary designation, payment shall be made to the personal representative, executor or administrator of the Participant’s estate. Beneficiary designations may be changed by a Participant at any time without the consent of the Participant’s Spouse or any prior Beneficiary. If the Participant dies after having commenced to receive installment payments, the Participant’s Beneficiary may accelerate the payment of any remaining installment payments attributable to Grandfathered Deferred Compensation Plan Deferrals or a Grandfathered Restoration Plan Benefit as follows:
(i)The Beneficiary may request (within a reasonable time after the Participant’s death, as specified by the Committee) that all remaining installment payments that are otherwise to be paid to the Beneficiary at least twelve (12) months after the date of the request be accelerated and paid in a single lump sum payment as of a date specified by the Committee that is at least twelve (12) months after the date of the request; or
(ii)The Beneficiary may request (within a reasonable time after the Participant’s death, as specified by the Committee) that all remaining installment payments that are otherwise to be paid to the Beneficiary be accelerated and paid in the form of an immediate lump sum payment, subject to the requirement that ten percent (10%) of the remaining amounts be permanently forfeited.

With respect to amounts in excess of amounts attributable to a Participant’s Grandfathered Deferred Compensation Plan Deferrals or Grandfathered Restoration Plan Benefits, if a Participant dies after having commenced to receive installment payments pursuant to a scheduled distribution election, the Participant’s Beneficiary shall receive the remaining installment payments as said payments become due under the scheduled distribution option elected by the Participant.
(c)Timing of Distributions – Participant’s Disability.
Notwithstanding anything in the Plan to the contrary, if a Participant becomes Disabled, any deferred amounts that are not vested and have not previously been forfeited shall become 100% vested. Notwithstanding anything in a Participant’s Deferral Election to the contrary with respect to payment commencement, as soon as practicable after the Participant becomes Disabled, all remaining amounts credited to the Participant’s Accounts (other than amounts attributable to Restoration Plan Benefits) shall be paid or commence to be paid to the Participant in the form of distribution elected by the Participant in the Participant’s Deferral Election. In addition, as soon as practicable after the Participant becomes Disabled and with respect to Grandfathered Deferred Compensation Plan Deferrals or deferred Grandfathered Restoration Plan Benefits, the Participant may request that the Committee change any installment distribution election so that amounts subject to the election are accelerated and paid in the form of a single lump sum distribution. Such distribution shall be made only if the Committee, taking into account the type of factors taken into account in the event of a hardship under Section 6.1(f), in its sole discretion, approves such request.
(d)Scheduled Distribution. As a part of the Participant’s Deferral Election with respect to scheduled distributions, a Participant may elect to receive a lump sum distribution or annual installments (over 2, 3, 4 or 5 years, as elected by the Participant) equal to all or any part of the vested balance of the Participant’s Accounts to be paid (or commence to be paid) at a scheduled distribution date, subject to the timing requirements in Section 6.1(a) and the limitations of Section 3.8(b). For these purposes, the amount of each installment payment shall be determined by multiplying the value of the Participant’s remaining vested Accounts subject to the scheduled distribution election by a fraction, the numerator of which is one (1) and the denominator of which is the number of calendar years remaining in the installment period. These scheduled distributions are generally available only for distributions that are scheduled to commence to be paid while a Participant is employed by the Company. If a Participant incurs a Separation from Service before commencing receipt of scheduled distributions, the timing requirements of Section 6.1(a) shall apply (which requirements provide for payment upon Separation from Service, unless the Participant has attained retirement age, in which case a later distribution date may apply). If a Participant Separates from Service while receiving scheduled installment payments, such installment payments shall continue to be paid in the same form of distribution, subject to the Participant’s right to accelerate the remaining payments in accordance with Section 6.1(e) or Section 6.1(f). Notwithstanding the foregoing, if a Participant’s employment is terminated for cause, as determined by the Company, full payment of all remaining amounts attributable to Grandfathered Deferred Compensation Plan Deferrals and deferred Grandfathered Restoration Plan Benefits in such Participant’s Account shall be paid in the form of a single lump sum payment as soon as practicable after such termination.
(e)Early Distribution – Grandfathered Deferrals. Notwithstanding any other provision of the Plan, a Participant or Beneficiary may, at any time prior to or subsequent to commencement of payments, request in writing to the Committee to have any or all vested amounts in his or her Accounts that constitute Grandfathered Deferred Compensation Plan Deferrals or deferred Grandfathered Restoration Plan Benefits paid in an immediate lump sum distribution, provided that an amount equal to ten percent (10%) of the requested distribution shall be permanently forfeited from the Participant’s Accounts prior to such distribution. Any such lump sum distribution shall be paid as soon as practicable after the Committee’s receipt of the Participant’s (or Beneficiary’s) request. The minimum permitted early distribution under this Section 6.1(e) shall be $3,000.
(f)Hardship Distribution. At any time prior to the time an amount is otherwise payable hereunder, an active Participant may request a distribution of all or a portion of any vested amounts credited to the Participant’s Accounts on account of the Participant’s financial hardship, subject to the following requirements:
(i)Such distribution shall be made, in the sole discretion of the Committee, if the Participant has incurred an unforeseeable emergency. The Committee shall consider any requests for payment under this Section 6.1(f) in accordance with the standards of interpretation described in Code Section 409A and the regulations and other guidance thereunder.
(ii)For purposes of this Plan, an “unforeseeable emergency” shall be limited to a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s Spouse, the Participant’s Beneficiary, or of a Participant’s dependent (as defined in Code Section 152, without regard to

Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); the need to pay for the funeral expenses of the Participant’s Spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Whether a Participant is faced with an unforeseeable emergency will be determined based on the relevant facts and circumstances of each case and be based on the information supplied by the Participant, in writing, pursuant to the procedure prescribed by the Committee. In addition to the foregoing, distributions under this subsection shall not be allowed for purposes of sending a child to college or the Participant’s desire to purchase a home or other residence. In all events, distributions made on account of an unforeseeable emergency are limited to the extent reasonably needed to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution).
(iii)Notwithstanding the foregoing, distribution on account of an unforeseeable emergency under this subsection may not be made to the extent that such emergency is or may be relieved:
(1)through reimbursement or compensation by insurance or otherwise,
(2)by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or
(3)by cessation of deferrals under the Plan.
(iv)All distributions under this subsection shall be made in cash as soon as practicable after the Committee has approved the distribution and that the requirements of this subsection have been met.
(v)The minimum permitted hardship distribution shall be $3,000.
(vi)Notwithstanding any other provision of the Plan, effective as of March 24, 2020, a Participant’s Deferred Salary Election, Deferred Bonus Election, and Deferred Equity-Based Compensation

Election for the 2020 Plan Year shall be cancelled (in accordance with Treasury Regulations § 1.409A-3(j)(4)(viii)) if for such 2020 Plan Year the Participant has incurred an unforeseeable emergency (as defined in Section 6.1(f)(ii)).
Section ii.Form of Distribution.
(a)General. Except as otherwise provided in this Article VI, all amounts payable from a Participant’s Accounts shall be paid in one of the forms of distribution described in this Section 6.2, as elected by the Participant in a Deferral Election or as modified by the Participant in accordance with Section 6.2(e) below. Notwithstanding the foregoing, a Participant who is eligible to receive Company Non-Elective Credits hereunder shall receive such amounts in the form of a single lump sum distribution in cash; no other forms of distribution are available for receiving such amounts. Any Participant who fails to elect a form of distribution with respect to any deferral amount (or any compensation type) shall be deemed to have elected to receive such amounts in the form of a single lump sum distribution in cash and, to the extent distributable amounts are credited to the Participant’s Deferred Stock Account or Deferred Equity-Based Compensation Account, in shares of Common Stock (with any fractional share interest therein paid in cash to the extent of the then fair market value thereof).
(b)Distribution Alternatives for Restoration Plan Benefits. A Participant who is eligible to receive a Restoration Plan Benefit hereunder shall receive payment of such benefit in the Normal Form of Payment unless the Participant, subject to Section 6.2(e) below, elects an optional form of distribution as described in Section 6.2(d) below or an annuity form of benefit otherwise available under the Retirement Plan.
(c)Lump Sum Distribution. A Participant may elect, in accordance with such procedures established by the Committee, to have any vested deferral amounts credited to his Accounts paid in the form of a single lump sum distribution at the time otherwise required or permitted under the Plan.
(d)Annual Installment Distributions. A Participant may elect, in accordance with such procedures established by the Committee, to have any vested deferral amounts credited to his Accounts paid at the time otherwise required or permitted in the form of annual installments over a 5 or 10-year period commencing at the time otherwise required or permitted under the Plan and paid annually thereafter for the remainder of the installment period (subject to Section 6.1(b)). Notwithstanding the foregoing, in the case of any deferral amounts that were credited to a Participant’s Accounts prior to January 1, 2017 and that are vested, the Participant may elect, in accordance with such procedures established by the Committee, to have such amounts paid at the time otherwise required or permitted in the form of annual installments over a 15-year period commencing at the time otherwise required or permitted under the Plan and paid annually thereafter for the remainder of the installment period (subject to Section 6.1(b)). For these purposes, the amount of each installment payment shall be determined by multiplying the value of the Participant’s remaining vested Accounts by a fraction, the numerator of which is one (1) and the denominator of which is the number of calendar years remaining in the installment period. Notwithstanding the foregoing, if a Participant’s employment is terminated for cause, as determined by the Company, full payment of all remaining amounts attributable to Grandfathered Deferred Compensation Plan Deferrals and deferred Grandfathered Restoration Plan Benefits in such Participant’s Account shall be paid in the form of a single lump sum payment as soon as practicable after such termination.
(e)Change in Form
(i)Grandfathered Amounts.
The following provisions shall apply solely with respect to Grandfathered Deferred Compensation Plan Deferrals and deferred Grandfathered Restoration Plan Benefits:
(1)Notwithstanding the foregoing, in accordance with the written, telephonic or electronic procedures prescribed by the Committee, a Participant may elect to change the form applicable to a particular category of deferral attributable to Grandfathered Deferred Compensation Plan Deferrals or deferred Grandfathered Restoration Plan Benefits at any time, provided that such election must be made at least twelve (12) consecutive months before the date on which such distribution otherwise would have been made or commenced. Any such change that is not in effect for at least the applicable twelve-month period shall be disregarded and the last valid election shall be substituted in its place. In the absence of such a valid election, distribution shall be made in the form of a single lump sum distribution in cash and, to the extent distributable amounts are credited to the Participant’s Deferred Stock Account, in shares of Common Stock (with any fractional share interest therein paid in cash to the extent of the then fair market value thereof).
(2)In addition, with respect to a Participant who has commenced receiving his Grandfathered Deferred Compensation Plan Deferrals or deferred Grandfathered

Restoration Plan Benefit paid in installment payments, such Participant may elect, pursuant to the written, telephonic or electronic method prescribed by the Committee (or its delegate), to have all remaining installment payments attributable to such grandfathered amounts that are otherwise to be paid to the Participant at least twelve (12) months after the date of the election be accelerated and paid in a single lump sum payment as of a date specified by the Committee that is at least twelve (12) months after the date of the election.
(ii)Non-Grandfathered Amounts.
In any case where a Participant wishes to change a form of distribution from what was previously in effect with respect to any deferred amounts credited to a Participant’s Accounts in excess of a Participant’s Grandfathered Deferred Compensation Plan Deferrals or Grandfathered Restoration Plan Benefit, in addition to the limitations under Section 3.8(b), the following requirements must be met:
(1)The election will not take effect until at least twelve months after the date on which the election is made and will not be recognized with respect to payments that would otherwise have commenced during such twelve-month period;
(2)Except for payments made on account of a Participant’s death or financial hardship under Section 6.1(f), the payment with respect to which such election is made (or the first payment, in the case of installment payments) shall be deferred for a period of not less than five years from the date such payment would otherwise have been made;
(3)Any election related to payments that would otherwise have commenced as of a specified time, as opposed to the Participant’s Separation from Service, may not be made less than twelve months prior to the date on which such payments would otherwise have commenced; and
(4)The election will not take effect if the payment (or the first payment, in the case of installment payments) would be scheduled to commence after the later of the date the Participant reaches age 70 or the date the Participant retires from active employment under the minimum deferral period required pursuant to (B) above.
(iii)Restoration Plan Benefit (Non-deferred).

(1)General Rule. Where, pursuant to Section 4.4(b)(iii) and this Section 6.2, a Participant wishes to waive the Normal Form of Payment with respect his Restoration Plan Benefit and elect an optional form of payment, the following requirements must be met:
(a)The election will not take effect until at least twelve months after the date on which the election is made and will not be recognized with respect to payments that would otherwise have commenced during such twelve-month period;
(b)Except for payments made on account of a Participant’s death, the first payment with respect to which such election is made shall be delayed for a period of not less than five years from the date such payment would otherwise have been made; and
(c)Any election related to payments that would otherwise have commenced as of a specified time, as opposed to the Participant’s Separation from Service, may not be made less than twelve months prior to the date on which such payments would otherwise have commenced.
In the event of any delay in payment of a Restoration Plan Benefit in excess of a Grandfathered Restoration Plan Benefit that is determined using the cash balance formula under the Retirement Plan or that is otherwise described in Section 4.4(b)(i)(D), the Participant’s Restoration Plan Benefit shall be initially calculated at Separation from Service and then increased through the payment date by the interest credit factor otherwise provided for under the Retirement Plan. In the event of any delay in payment of a Restoration Plan Benefit in excess of a Grandfathered Restoration Plan Benefit that is determined using the final average pay formula under the Retirement Plan, the Participant’s Restoration Plan Benefit shall be initially calculated at Separation from Service and then that amount shall be adjusted at the payment date to take into account the Participant’s then-attained age.
(2)Annuity Election. If a Participant elects to change the form of distribution with respect to a Restoration Plan Benefit to an annuity form of payment in accordance with subparagraph (A), the Participant may select the specific annuity form of payment at any time prior to commencement of annuity payments from among the following actuarially equivalent annuity options:
(1) With respect to the portion of the Participant’s Restoration Plan Benefit that is determined using the final average pay formula under the Retirement Plan or that is otherwise described in Section 4.4(b)(i)(D): (i) a single life annuity payable for the Participant’s lifetime; (ii) a joint and survivor annuity payable for the lives of the Participant and the Participant’s Spouse under which if the Spouse shall survive the Participant, benefit payments shall continue after the Participant’s death for the remaining lifetime of the Spouse in an amount equal to 50%, 75% or 100% (as elected by the Participant prior to benefit commencement) of the benefits payable during the Participant’s life; or (iii) a guaranteed payments annuity option payable in either 60 or 120 monthly installments for the life of the Participant under which if the Participant dies before receiving the designated number of payments, the remaining benefit payments shall continue to the Participant’s Beneficiary after the Participant’s death; and
(2) With respect to the portion of the Participant’s Restoration Plan Benefit that is determined using the cash balance formula under the Retirement Plan: (i) a single life annuity payable for the Participant’s lifetime; (ii) a joint and survivor annuity payable for the lives of the Participant and the Participant’s Spouse under which if the Spouse shall survive the Participant, benefit payments shall continue after the Participant’s death for the remaining lifetime of the Spouse in an amount equal to 50% or 75% or, if the Participant is age 55 or older on the date of benefit commencement, 100% (as elected by the Participant prior to benefit commencement) of the benefits payable during the Participant’s life; or (iii) if the Participant is age 55 or older on the date of benefit commencement, a guaranteed payments annuity option payable in either 60 or 120 monthly installments for the life of the Participant under which if the Participant dies before receiving the designated number of payments, the remaining benefit payments shall continue to the Participant’s Beneficiary after the Participant’s death.
(3)Actuarial Factors for Determining Optional Annuity Payments. Unless provided otherwise in a Participant’s Agreement, if any, if an annuity form of payment of a Restoration Plan Benefit is to be made to a Participant (or Beneficiary) whose Restoration Plan Benefit is determined in whole or in part using the cash balance formula under the Retirement Plan or that is otherwise described in Section 4.4(b)(i)(D), the annuity attributable to such portion of the Restoration Plan Benefit shall be calculated by first converting the Participant’s Restoration Plan Benefit expressed as an account balance benefit into a single life annuity at benefit commencement determined using the Applicable Interest Rate and the Applicable Mortality Table (as such terms are defined in the Retirement Plan) used under the Retirement Plan for converting a cash balance account to a single life annuity. If the Participant elects an optional form of annuity other than the single life annuity, the single life annuity determined pursuant to the immediately preceding sentence (or the single life annuity calculated with respect to the portion of the Participant’s Restoration Plan Benefit determined using the final average pay formula under the Retirement Plan) shall be converted to such other annuity form of payment using the actuarial factors under the Retirement Plan for converting a single life annuity to other annuity forms of payment.
ARTICLE VII.
General Provisions

Section i.Unsecured Promise to Pay.
The Company shall make no provision for the funding of any amounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of Section 404(a)(5) of the Code, or Title I of ERISA, or (ii) would cause the Plan to be other than an “unfunded and unsecured promise to pay money or other property in the future” under Treasury Regulations § 1.83-3(e); and, except to the extent specified in the Stock Trust following a “change of control” (as defined in the Stock Trust) of the Company, the Company shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of the preceding sentence and in Section 5.3, the Company, in its sole discretion, may establish one or more grantor trusts described in Treasury Regulations § 1.677(a)-1(d) to accumulate funds and/or shares of Common Stock to pay amounts under this Plan, provided that the assets of such trust(s) shall be required to be used to satisfy the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency.
Section ii.Plan Unfunded.
In the event that the Company (or one of its subsidiaries) shall decide to establish an advance accrual reserve on its books against the future expense of payments hereunder, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company (or such subsidiary), subject to claims of the Company’s (or such subsidiary’s) creditors. A person entitled to any amount under this Plan shall be a general unsecured creditor of the Company (or the Participant’s employer subsidiary) with respect to such amount. Furthermore, a person entitled to a payment or distribution with respect to any amounts credited to Participant Accounts shall have a claim upon the Company (or the Participant’s employer subsidiary) only to the extent of the vested balance(s) credited to such Accounts.
Section iii.Designation of Beneficiary.
The Participant’s Beneficiary under this Plan with respect to amounts credited to the Participant’s Accounts hereunder shall be the person designated to receive benefits on account of the Participant’s death on a form provided by the Committee.
Section iv.Expenses.
All commissions, fees and expenses that may be incurred in operating the Plan and any related trust(s) established in accordance with the Plan (including the Stock Trust) will be paid by the Company.
Section v.Voting Common Stock.

Each Participant who has a Deferred Stock Account shall be entitled to provide directions to the Committee to cause the Committee to similarly direct the Trustee of the Stock Trust to vote, on any matter presented for a vote to the shareholders of the Company, that number of shares of Common Stock held by the Stock Trust equivalent to the number of shares of Common Stock credited to the Participant’s Deferred Stock Account. The Committee shall arrange for distribution to all such Participants in a timely manner all communications directed generally to the shareholders of the Company as to which their votes are solicited. If the Stock Trust ever holds fewer shares of Common Stock than there are shares allocated to Deferred Stock Accounts under the Plan as to which timely and proper directions have been received from the applicable Plan Participants, the Committee will direct the Trustee to vote all shares held in the Stock Trust in the same proportion as the total shares covered by timely and proper directions that have been directed to be voted.
Section vi.Non-Assignability.
Participants, their legal representatives and their Beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the Participants or of their Beneficiaries.
Section vii.Mandatory Deferral.
Notwithstanding any other provision of this Plan, the Committee shall defer the distribution of any Plan benefits to a Participant if the Committee anticipates that the amount of such Plan benefits, or any portion thereof, would be nondeductible for corporate income tax purposes to the Company pursuant to Section 162(m) of the Code; provided, however, that payment of such amounts in excess of Grandfathered Deferred Compensation Plan Deferrals and Grandfathered Restoration Plan Benefit shall be paid thereafter at the earliest time permitted under Code Section 409A and the regulations and other guidance issued thereunder, including, in the case of Specified Employees, subject to the six-month delay for such amounts on account of a Specified Employee’s Separation from Service.
Section viii.Employment/Participation Rights.
(a)Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
(b)Nothing in the Plan shall be construed to be evidence of any agreement or understanding, express or implied, that the Company will continue to employ a Participant in any particular position or at any particular rate of remuneration.
(c)No employee shall have a right to be selected as a Participant, or, having been so selected, to be continued as a Participant.
(d)Nothing in this Plan shall affect the right of a recipient to participate in and receive benefits under and in accordance with any pension, profit-sharing, deferred compensation or other benefit plan or program of the Company.
Section ix.Severability.
If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.
Section x.No Individual Liability.
It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the Company (or any affiliate) or any representative appointed hereunder by the Company (or any affiliate), under or by reason of any of the terms or conditions of the Plan.
Section xi.Tax and Other Withholding.
The Company shall have the right to deduct from any payment made under the Plan any amount required by federal, state, local, or foreign law to be withheld with respect to such payment. The Company shall also have the right to withhold from other current salary or wages any amount required by federal, state, local, or foreign law to be withheld with respect to compensation deferred under the Plan at any time prior to payment of such deferred compensation, or if such other current salary or wages are insufficient to satisfy such withholding requirement, to require the Participant to pay the Company such amount required to be withheld to the extent such requirement cannot be satisfied through withholding on other current salary or wages. Additionally, should deferrals under this Plan cause there to be insufficient current salary or wages for purposes of withholding taxes or other amounts required by federal, state, local, or foreign law to be withheld from current salary or wages, the Company shall require the Participant to pay the Company such amount required to be withheld to the extent such requirement cannot be satisfied through withholding on other current salary or wages. Amounts deferred under the Plan will be taken into account for purposes of any withholding obligation under the Federal Insurance Contributions Act and Federal Unemployment Tax Act at the later of the Plan Year during which the services are performed or the Plan Year during which the rights to the amounts are no longer subject to a substantial risk of forfeiture, as required by Section 3121(v) and 3306(r) of the Code and the regulations promulgated thereunder.
Section xii.Applicable Law.
This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey except to the extent governed by applicable federal law.
Section xiii.Incompetency.
Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his or her affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for the care of such person otherwise entitled to payment. If a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provisions of this Section shall be a complete discharge of liability therefor under the Plan.
Section xiv.Notice of Address.
Any payment made to a Participant or a designated Beneficiary at the last known post office address of the distributee on file with the Committee, shall constitute a complete acquittance and discharge of any obligations of the Company under this Plan, unless the Committee shall have received prior written notice of any change in the condition or status of the distributee. Neither the Committee, the Company nor any director, officer, or employee of the Company shall have any duty or obligation to search for or ascertain the whereabouts of a Participant or a designated Beneficiary.
ARTICLE VIII.
Administration

Section i.Committee.
Prior to a Change in Control, the Plan shall be administered by the Committee. The Committee shall have the exclusive right to interpret the Plan (including questions of construction and interpretation) and the decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan. The Committee may delegate to such officers, employees or departments of the Company, or to service-providers or other persons, such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (i) interpretation of the Plan, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Plan. Notwithstanding the foregoing, after a Change in Control, the trustee of any grantor trust established for the purpose of accumulating funds to satisfy the obligations incurred by the Company under this Plan shall administer the Plan and shall have the same privileges and rights as given to the Committee prior to a Change in Control.
Section ii.Claims Procedure.
Any person dissatisfied with the Committee’s determination of a claim for benefits (or claim for eligibility for participation) hereunder must file a written request for reconsideration with the Committee. This request must include a written explanation setting forth the specific reasons for such reconsideration. The Committee shall review its determination promptly and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Committee with respect to such explanation. The Committee shall review its determination promptly and render a written decision with respect to the claim. Such decision of the Committee shall be conclusive, binding, and final upon all claimants under this Plan.
Section iii.Plan to Comply With Code Section 409A.
Notwithstanding any provision to the contrary in this Plan, each provision in this Plan shall be interpreted to permit the deferral of compensation in accordance with Code Section 409A and any provision that would conflict with such requirements shall not be valid or enforceable.
ARTICLE IX.
Amendment, Termination and Effective Date

Section i.Amendment of the Plan.
Subject to Section 9.3, the Plan may be wholly or partially amended or otherwise modified at any time by written action of the Board of Directors. Notwithstanding the foregoing, the Board of Directors hereby grants to the Committee the authority to approve and adopt amendments to the Plan, provided that such amendments will not materially increase the Company’s costs related to providing benefits under the Plan or materially affect the benefits of participants in the Plan.
Section ii.Termination of the Plan.
Subject to the provisions of Section 9.3, the Plan may be terminated at any time by written action of the Board of Directors.
Section iii.No Impairment of Benefits.
Notwithstanding the provisions of Sections 9.1 and 9.2, no amendment to or termination of the Plan shall reduce the amount credited to any Participant’s Accounts hereunder.
Section iv.Effective Date.
The Plan, as previously amended and restated, was effective as of March 22, 2004. The Plan as set forth herein is amended and restated effective as of May 1, 2020.
* * *
Becton, Dickinson and Company hereby adopts this amended and restated BD Deferred Compensation and Retirement Benefit Restoration Plan, effective as of May 1, 2020.

IN WITNESS WHEREOF, this Plan has been executed this day of May, 2020.

             ____________________________________
             Kristi Payne
             Senior Vice President, Global Total Rewards

ATTACHMENT A

Procedures of the Retirement Benefit Restoration Plan
Committee re: Payment of Grandfathered Restoration Plan Benefits

        The following are distribution procedures and requirements established by the Compensation and Benefits Committee of the Board of Directors of the Company (the “Board Committee”) with respect to the determination of the appropriate timing and form of benefit payments of Grandfathered Restoration Plan Benefits in accordance the terms of the Restoration Plan (as in effect on October 3, 2004).

        Notwithstanding anything to the contrary, any Participant who is not an Employee on or after October 1, 2000 shall be entitled to Grandfathered Restoration Plan Benefits solely in the form of a single lump sum cash payment made as soon as practicable following the date on which the Participant first becomes eligible to receive or commence receiving benefits under the Retirement Plan, regardless of the time benefits are actually paid or commence to be paid under the Retirement Plan and regardless of the form of benefit payments to be made under the Retirement Plan.

        With respect to Restoration Plan Participants who are Employees on or after October 1, 2000, the following provisions shall apply with respect to Grandfathered Restoration Plan Benefits:

        I. General Rule for Timing and Form of Payment: Except as provided below, all Grandfathered Restoration Plan Benefits shall be paid in the form of a single lump sum cash payment made as soon as practicable following the date on which the Participant first becomes eligible to receive or commence receiving benefits under the Retirement Plan, regardless of the time benefits are actually paid or commence to be paid under the Retirement Plan and regardless of the form of benefit payments to be made under the Retirement Plan.

        II. Timing of Payment – Disability Retirements: Notwithstanding Paragraph I above and except as provided below, Grandfathered Restoration Plan Benefits on account of a Participant’s Disability Retirement shall be paid in the form of a single lump sum cash payment as soon as practicable following the later of (i) the date the Participant ceases accruing additional benefits on account of his disability leave under the Retirement Plan, or (ii) the date on which the Participant first becomes eligible to receive or commence receiving benefits under the Retirement Plan, regardless of the time benefits are actually paid or commence to be paid under the Retirement Plan and regardless of the form of benefit payments to be made under the Retirement Plan.

        III. Optional Forms of Payment: In lieu of the normal form of payment under Paragraph I or Paragraph II above, a Participant may elect (on such forms and in such manner prescribed by the Becton, Dickinson and Company Retirement Benefit Restoration Plan Committee (the “Restoration Plan Committee”), including through telephonic or electronic means) to have Grandfathered Restoration Plan Benefits paid in any form of payment otherwise permitted under the Retirement Plan as the Participant may elect. A Participant’s election to receive Grandfathered Restoration Plan Benefits in a form other than a lump sum shall not be effective (regardless of whether the Restoration Plan Committee otherwise approves the Participant’s request) unless the request is made and received by the Restoration Plan Committee at least 6 months prior to the date Grandfathered Restoration Plan Benefits would otherwise be paid or commence to be paid under the Restoration Plan; provided, however, that such 6-month restriction shall be waived if the Participant terminates employment on account of a Disability Retirement as determined by the Retirement Plan administrator under the terms of the Retirement Plan in effect on October 3, 2004. (Eligibility for a Disability Retirement under the Retirement Plan requires a finding that the Participant has not attained age 65, has at least 10 years of vesting service, and becomes entitled to disability benefits under the Federal Social Security Act. The Participant should provide the Restoration Plan Committee with a copy of the written governmental notification of his eligibility for disability benefits under the Social Security Act.)

        In the absence of an effective election made at least 6 months before the date Grandfathered Restoration Plan Benefits would otherwise have been paid under the Restoration Plan, the Restoration Plan Committee shall pay the Participant’s Grandfathered Restoration Plan Benefit in accordance with the last effective election on file with the Restoration Plan Committee or, in the absence of such a valid election, in accordance with Paragraph I or Paragraph II. (By way of illustration, assume that, within 4 months of his termination, a 60-year old Participant had elected to have his Grandfathered Restoration Plan Benefit paid as a life annuity. In that case, the Participant’s election will not be effective because the Restoration Plan would otherwise require a lump sum payment as soon as practicable after such termination and the 6-month requirement would not have been met. In the absence of a valid election, the Participant’s Grandfathered Restoration Plan Benefit would be paid in a single lump sum as soon as practicable after termination of employment.)

        IV. Optional Acceleration of Payment Due to Disability: If a Participant terminates employment on account of a Disability Retirement (determined under the Retirement Plan as described in Paragraph III above) and such Participant has elected a form of payment other than an immediate lump sum distribution, such Participant may request in writing to receive an accelerated lump sum distribution of his Grandfathered Restoration Plan Benefits as a result of his disability. In such case, the Restoration Plan Committee may, in its sole and absolute discretion, determine to grant or deny such request for payment. Because each request is unique, each Participant’s request will be decided on a case-by-case basis. Therefore, there shall be no uniform standards for the Restoration Plan Committee to apply in determining whether to grant a request.

        If the Restoration Plan Committee, in its discretion, grants a Participant’s request, it shall notify the Participant in writing and it shall direct that payment of the Participant’s entire Grandfathered Restoration Plan Benefit be made to the Participant in a single lump sum as soon as practicable thereafter. If the Restoration Plan Committee, in its discretion, denies such request, it shall notify the Participant in writing as soon as practicable thereafter.

        The Restoration Plan Committee’s decision concerning a Participant’s entitlement to an accelerated payment due to a Disability Retirement shall be final and binding.
        V. Calculation of Benefits: The amount of a Participant’s lump sum payment shall be determined as provided under the terms of the Restoration Plan in effect on October 3, 2004. If a Participant’s Grandfathered Restoration Plan Benefit is to be paid in accordance with any of the Retirement Plan’s optional forms of payment, the amount of the Participant’s Grandfathered Restoration Plan Benefit shall be determined by the Restoration Plan Committee (or its delegate) based on the Participant’s age and the actuarial factors otherwise provided for in the Retirement Plan with respect to the optional form of payment elected.
ATTACHMENT B

Provisions Related to Merger with CareFusion Corporation Deferred Compensation Plan

The CareFusion Corporation Deferred Compensation Plan (the “CFN Plan”) was merged into the Plan effective as of January 1, 2017. Notwithstanding anything in the Plan to the contrary, all amounts credited under the CFN Plan as of December 31, 2016 remain subject to, and are exclusively controlled by, all of the terms and conditions of the CFN Plan as in effect on December 31, 2016, provided, however, that the Board of Directors and the Committee may amend the applicable provisions under the CFN Plan in accordance with Article IX of the Plan.